UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

SCHEDULE 14A

__________________

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.       )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Stewart Information Services Corporation
(Name of Registrant as Specified In Its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

STEWART INFORMATION SERVICES CORPORATION
1360 Post Oak Boulevard, Suite 100
Houston, Texas 77056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 17, 2023

Notice is hereby given that Stewart Information Services Corporation, a Delaware corporation, will hold its 2023 Annual Meeting on Wednesday, May 17, 2023, at 8:30 a.m., Central Time. This year’s Annual Meeting will be a completely virtual meeting of stockholders, conducted solely online. There is no physical location for the Annual Meeting. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.meetnow.global/MZ4JL6S and using the 15-digit control number provided on your Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card which are being delivered (by postal service or e-mail) to you on or around April 5, 2023. Details regarding how to participate in the meeting online and the business to be conducted at the Annual Meeting are more fully described in the accompanying proxy statement. This meeting is being held for the following purposes:

(1)    To elect nine directors to the Stewart Information Services Corporation Board of Directors;

(2)    To approve an advisory resolution regarding the compensation of Stewart Information Services Corporation’s named executive officers;

(3)    To ratify the appointment of KPMG LLP as Stewart Information Services Corporation’s independent auditors for 2023; and

(4)    To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

In addition to the foregoing, the Annual Meeting will include the transaction of such other business as may properly come before the Annual Meeting, or any adjournment(s), continuation(s), rescheduling(s) or postponement(s) thereof.

The holders of record of Stewart Information Services Corporation Common Stock at the close of business on March 20, 2023, will be entitled to vote at the Annual Meeting.

As permitted by the Securities and Exchange Commission rules, the Company will furnish 2023 proxy materials over the Internet. On or around April 5, 2023, we are delivering (by postal service or e-mail) to most of our stockholders the Notice instead of a paper copy of our proxy materials, which includes the Notice of Annual Meeting, our Proxy Statement, our 2022 Annual Report and a proxy card or voting instruction form. The Notice contains instructions on how to access those documents on the Internet and how to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive the Notice will receive a paper copy of the proxy materials by postal service or by e-mail. If you receive a paper copy of our proxy materials, you can cast your vote by completing the enclosed proxy card and returning it in the postage-prepaid envelope provided, or by utilizing the telephone or Internet voting systems. Returning a signed proxy card or submitting a proxy over the Internet or by telephone will not affect your right to vote at the virtual Annual Meeting. Please submit your proxy promptly to avoid the expense of additional proxy solicitation.

By Order of the Board of Directors,

Elizabeth K. Giddens
April 5, 2023	Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDERS’ MEETING TO BE HELD MAY 17, 2023

The proxy statement for the 2023 Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available free of charge at:
For registered holders: www.envisionreports.com/STC
For beneficial holders: www.edocumentview.com/STC

IMPORTANT

You are cordially invited to attend the 2023 Annual Meeting online. YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual Annual Meeting, please vote as soon as possible. As an alternative to voting at the 2023 Annual Meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the section entitled “How You Can Vote” on page 3 of the proxy statement. You may revoke a previously delivered proxy at any time prior to the 2023 Annual Meeting. If you are a registered holder and decide to attend the 2023 Annual Meeting and wish to change your proxy vote, you may do so automatically by voting at the Annual Meeting.

i

STEWART INFORMATION SERVICES CORPORATION
1360 Post Oak Boulevard, Suite 100
Houston, Texas 77056
(713) 625-8100

PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 17, 2023

Except as otherwise specifically noted, the “Company,” “Stewart,” “we,” “our,” “us,” and similar words in this proxy statement refer to Stewart Information Services Corporation.

Stewart Information Services Corporation is furnishing this proxy statement to our stockholders in connection with the solicitation by our board of directors (the “Board” or the “Board of Directors”) of proxies for the 2023 Annual Meeting of stockholders we are holding on Wednesday, May 17, 2023, at 8:30 a.m., Central Time (the “2023 Annual Meeting”), or for any adjournment(s) of that meeting.

As permitted by the Securities and Exchange Commission (“SEC”), we are providing most of our stockholders with access to our proxy materials over the Internet rather than in paper form. Accordingly, on or about April 5, 2023, we will deliver (by postal service or e-mail) to most stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials over the Internet and mail printed copies of the proxy materials to the rest of our stockholders. If you receive the Notice by mail, you will not receive a printed copy of the proxy materials by postal delivery. Instead, the Notice instructs you on how to access and review all the important information contained in this proxy statement and our 2022 Annual Report to Stockholders. The Notice also instructs you on how to submit your proxy via the Internet. If you receive the Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Notice.

Record Date; Voting Rights; and Outstanding Shares

At the close of business on March 20, 2023 (the “Record Date”), 27,390,756 shares of our Common Stock were outstanding and entitled to vote, and only the holders of record on the Record Date may vote at the 2023 Annual Meeting. A quorum will exist if a majority of Common Stock issued and outstanding and entitled to vote, are present in person or represented by proxy. We will count the shares held by each stockholder who is present in person or represented by proxy at the meeting to determine the presence of a quorum at the meeting. Virtual attendance at our 2023 Annual Meeting constitutes presence in person for purposes of a quorum at the 2023 Annual Meeting.

Each holder of our Common Stock will be entitled to cast one vote per share for or against each of the director nominees.

Unless there are director nominees other than those nominated by the Board of Directors, a director nominee will be elected as a director if the votes cast for his or her election exceed votes cast against his or her election. In this case, any director nominee who does not receive a majority of votes cast “FOR” his or her election would be required to tender his or her resignation following the failure to receive the required vote. Pursuant to the Company’s By-Laws, if the Secretary of the Company determines that the number of director nominees exceeds the number of directors to be elected as of the date seven days prior to the scheduled mail date of this proxy statement, a plurality voting standard will apply and a director nominee receiving a plurality of votes cast will be elected as a director. For the purpose of electing directors, broker non-votes and abstentions are not treated as a vote cast affirmatively or negatively, and therefore will not affect the outcome of the election of directors. Both abstentions and broker non-votes are counted for purposes of determining the presence of a quorum. If your properly executed proxy does not specify how you want your shares voted, the shares represented by your proxy will be voted “FOR” each of the director nominees proposed by the Company.

Our stockholders will vote on the approval of the advisory resolution regarding the compensation of our named executive officers. Approval of this proposal requires the affirmative vote of the majority of the shares voted at the 2023 Annual Meeting. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Broker non-votes will not be counted. Abstentions, which will be counted as shares present for purposes of determining a quorum, will not be considered in determining the results of the voting for this proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, the shares represented by your proxy will be voted “FOR” the approval of this proposal.

Our stockholders will vote on the ratification of the appointment of KPMG LLP as our independent auditors for 2023. The ratification of this proposal requires the affirmative vote of a majority of the shares voted at the 2023 Annual Meeting. Under New York Stock Exchange (“NYSE”) rules, the approval of our independent auditors is considered a routine matter, which means that brokerage firms may vote in their discretion on this proposal if the beneficial owners do not provide the brokerage firms with voting instructions. Abstentions, which will be counted as shares present for purposes of determining a quorum, will not be considered in determining the results of the voting for this proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, the shares represented by your proxy will be voted “FOR” the approval of this proposal.

With respect to all of the Proposals described above, if you hold your shares through the Company’s 401K Plan, and you do not timely vote, the trustee for the 401K Plan will vote the shares allocated to you in the same proportion as the shares that are voted by all other participants under the 401K Plan.

Whether or not you plan to attend the 2023 Annual Meeting, and whatever the number of shares you own, if you received proxy materials by mail please complete, sign, date and promptly return the enclosed proxy card. Please use the accompanying envelope, which requires no postage if mailed in the United States. You may also vote your shares by telephone or Internet by following the instructions on the enclosed proxy card. Please note, however, that if you wish to vote in person at the 2023 Annual Meeting and your shares are held of record by a broker, bank or other nominee, you must obtain a “legal” proxy issued in your name from that record holder.

If a proxy is duly granted and returned over the Internet, by telephone or by mailing a proxy card in the accompanying form, the shares represented by the proxy will be voted as directed. Unless you specify otherwise, the shares represented by your proxy will be voted (i) for the nine Board of Directors’ nominees proposed by the Company listed therein, (ii) for the approval of the advisory resolution regarding the compensation of Stewart Information Services Corporation’s named executive officers, and (iii) for the ratification of KPMG LLP as Stewart Information Services Corporation’s independent auditors for 2023.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote:

•        FOR the nine nominees for director proposed by the Company (Proposal 1);

•        FOR the approval of the advisory resolution regarding the compensation of Stewart Information Services Corporation’s named executive officers (Proposal 2); and

•        FOR the ratification of KPMG LLP as Stewart Information Services Corporation’s independent auditors for 2023 (Proposal 3).

Revocation of Proxies

You may revoke or change a previously delivered proxy at any time prior to its exercise at the 2023 Annual Meeting by the following methods:

•        if you voted by Internet or telephone, by subsequent voting via the Internet or by telephone;

•        by voting your shares electronically during the online 2023 Annual Meeting by using the “Cast Your Vote” link on the meeting site;

•        if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions; or

•        mailing your request to our Secretary at Stewart Information Services Corporation, 1360 Post Oak Boulevard, Suite 100, Houston, Texas 77056, specifying such revocation, so that it is received no later than 4:00 p.m. Central Time, on May 16, 2023.

How You Can Vote

You may vote by attending the 2023 Annual Meeting which is being held virtually and voting at the meeting, or you may vote by submitting a proxy. If you are the record holder of your stock, you may submit your proxy via the Internet, by telephone or through the mail.

To vote via the Internet, follow the instructions on the Notice or go to the Internet address stated on your proxy card. To vote by telephone, call the number on your proxy card. If you receive only the Notice, you may follow the procedures outlined in the Notice, which contains instructions on how to vote via the Internet or receive a paper proxy card to vote by mail. Internet and telephone voting for Common Stock are available through 11:59 p.m. Eastern Time on May 16, 2023.

As an alternative to voting by telephone or via the Internet, you may vote by mail. If you receive only the Notice, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail. If you receive a paper copy of the proxy materials and wish to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-prepaid envelope. Proxy cards sent by mail, if received in time for voting and not revoked, will be voted at the Annual Meeting according to the instructions on the proxy cards. If no instructions are indicated, the shares represented by the proxy will be voted as set forth above under “Record Date; Voting Rights; and Outstanding Shares.”

If you hold your shares of our Common Stock in street name, you will receive the Notice from your broker, bank, or other nominee that includes instructions on how to vote your shares. Your broker, bank, or other nominee will allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone. In addition, you may request paper copies of this proxy statement and proxy card by following the instructions on the Notice provided by your broker, bank, or other nominee.

Stockholders who submit a proxy via the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by such stockholders. Stockholders who submit a proxy via the Internet or by telephone need not return a proxy card or the form forwarded by your broker, bank, or other nominee by mail.

Attending the 2023 Annual Meeting

The 2023 Annual Meeting will be completely virtual, conducted solely online at www.meetnow.global/MZ4JL6S. You are entitled to participate in the 2023 Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the 2023 Annual Meeting.

You will be able to attend the 2023 Annual Meeting online and may submit your questions during the meeting by visiting www.meetnow.global/MZ4JL6S. You will also be able to vote your shares online by attending the 2023 Annual Meeting. If you encounter technical difficulties accessing the virtual Annual Meeting, please call 1-888-724-2416 for common issues and questions.

To participate in the 2023 Annual Meeting virtually, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. You may also visit www.meetnow.global/MZ4JL6S and use the 15-digit control number provided on your Notice or proxy card which were mailed to you on or around April 5, 2023 to access additional information.

If you were a beneficial holder of record of our Common Stock as of the Record Date (i.e., you hold your shares in “street name” through an intermediary, such as a bank or broker), you must register in advance to virtually attend the 2023 Annual Meeting. To register, you must obtain a legal proxy, executed in your favor, from the holder of record and submit proof of your legal proxy reflecting the number of shares of our Common Stock you held as of the Record Date, along with your name and email address, to Computershare. Please forward the email from your broker or attach an image of your legal proxy to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 10, 2023. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetnow.global/MZ4JL6S and enter your 15-digit control number.

The Annual Meeting will begin promptly at 8:30 a.m., Central Time. We encourage you to access the virtual meeting platform prior to the start time leaving ample time for check-in. Please follow the registration instructions as outlined in this proxy statement.

During the meeting, registered holders will be able to submit questions by logging into the virtual platform at www.meetnow.global/MZ4JL6S and following the instructions within.

Questions pertinent to meeting matters will be answered during the 2023 Annual Meeting. The 2023 Annual Meeting is not to be used as a forum to present personal matters, or general economic, political, or other views that are not directly related to the business of Stewart and the matters properly before the 2023 Annual Meeting, and therefore questions on such matters will not be answered.

In accordance with our By-Laws, a complete list of stockholders entitled to vote at the 2023 Annual Meeting will be available for inspection by stockholders at our headquarters during normal business hours, during the 10 days prior to the 2023 Annual Meeting.

Registering to Attend the 2023 Annual Meeting

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the 2023 Annual Meeting virtually on the Internet. Please follow the instructions on the Notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the 2023 Annual Meeting virtually on the Internet.

To register to attend the 2023 Annual Meeting online you must submit proof of your proxy power (legal proxy) reflecting your Stewart holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 10, 2023.

You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to

legalproxy@computershare.com.

By mail*:

Computershare
Stewart Information Services Corporation Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Cost of Solicitation

We will bear the cost of the solicitation of our proxies. In addition to mail and e-mail, proxies may be solicited personally, via the Internet or by telephone or facsimile, or by a few of our employees and officers without additional compensation and by certain officers or employees of Innisfree M&A Incorporated (“Innisfree”). We have hired Innisfree, 501 Madison Avenue, 20th Floor, New York, NY 10022 to assist us in the solicitation of proxies for a fee of $9,500 plus out-of-pocket expenses.

Questions

If you have any questions or need assistance in voting your shares, please call Innisfree at 888-750-5834.

____________

*       As stated above, you must include your email address in your request.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At our 2023 Annual Meeting, our stockholders will elect nine directors, constituting the entire Board of Directors. The Chairman of the Board is elected by the Board of Directors following the annual meeting of stockholders.

Director Nominees

The following persons have been nominated by the Board of Directors for election as directors by our stockholders. The persons named in your proxy intend to vote the proxy for the election of each of these nominees, unless you specify otherwise. Although we do not believe that any of these nominees will become unavailable, if one or more should become unavailable before the 2023 Annual Meeting, your proxy will be voted for another nominee, or other nominees, selected by our Board of Directors.

Nominee	Age	Position	Since
Thomas G. Apel	62	Director and Chairman of the Board	2009
C. Allen Bradley, Jr.	71	Director	2016
Robert L. Clarke(1)	80	Director	2004
William S. Corey, Jr.	63	Director	2020
Frederick H. Eppinger, Jr.	64	Director and Chief Executive Officer	2016
Deborah J. Matz	72	Director	2020
Matthew W. Morris	51	Director	2016
Karen R. Pallotta	59	Director	2019
Manuel Sánchez	57	Director	2019

____________

(1)    Under our Guidelines on Corporate Governance, directors are generally expected to retire at age 80. The Board may waive this age limitation in special circumstances. After careful consideration as to the mix of skills, experience and other characteristics that is desired by the Board to ensure optimal performance, the Board, in consultation with the Nominating and Corporate Governance Committee, has decided that it is in the best interest of the Company to waive Mr. Clarke’s mandatory retirement at age 80 so that he may stand for reelection this year. Mr. Clarke’s extensive experience in legal, regulatory, and corporate governance matters, as well as his in-depth knowledge of banking and finance were considered in making this decision. Mr. Clarke recused himself from all Board discussions of the waiver and abstained from the vote.

All director nominees were elected as a director at our 2022 annual meeting of stockholders.

Thomas G. Apel is the Chairman of the Board. He is Chief Executive Officer (“CEO”) of Adfitech, Inc., a recognized leader in mortgage services located in Edmond, Oklahoma. He serves on the board of Parlance Corp., a leading provider of speech recognition and natural language processing enabled telecommunication technology for over 25 years, as well as the Board and Compensation Committee of CompSource Mutual Insurance Company. Until December of 2019, he also served as a research affiliate with the Massachusetts Institute of Technology (MIT), focused on business model taxonomy, corporate board effectiveness, and IT portfolio strategies. From 2006 until January 1, 2013, Mr. Apel was President of Intrepid Ideas Inc., a product development, technology evaluation, and business strategy-consulting firm for financial services and real estate finance companies. Additionally, from 2006 to September 2009, Mr. Apel served as Chairman of Adfitech, Inc. Prior to 2006, he served as President and CEO of Centex Title and Ancillary Services, and was responsible for management, strategy development and implementation of a highly profitable business unit containing national title, escrow, title insurance and property and casualty insurance operations. His background also includes extensive experience in technology, mortgage lending, and related real estate lending operations.

Qualifications:    Mr. Apel has significant knowledge and experience in the mortgage, title, insurance and technology industries, as well as in corporate management, strategy, finance and start-up businesses. His familiarity with mortgage and other real estate lending provides a valuable perspective on one of the Company’s essential customer segments.

C. Allen Bradley, Jr. served as executive chairman of Amerisafe, Inc. from 2005 to 2016. He served at Amerisafe as CEO from 2003 to 2015 and president from 2002 to 2008. Additionally, Mr. Bradley served in the role of Executive Vice President and General Counsel from 1996 to 2000. As Executive Vice President - Operations from 1994 to 1996, he managed operations for Mor-Tem Systems, Inc.

Mr. Bradley practiced law in Louisiana from 1976 to 1994 and was elected to the Louisiana House of Representatives, where he served as a state representative from 1984 to 1992. He also served on the board of the National Council on Compensation Insurance, Inc. from 2012 to 2016, and is a past board member of Amerisafe, Inc. He earned his Bachelor of Arts at Southeastern Louisiana University. He was awarded his Juris Doctor degree from Louisiana State University. Mr. Bradley formerly served as a member of the Board of Directors and the Audit Committee of Tiberius Acquisition Corporation (a special purpose acquisition company) and on the Board of Directors, Audit, Nominating and Corporate Governance, and Compensation Committees of Acacia Research Corporation (NASDAQ: ACTG).

Qualifications:    Having served for over 26 years in corporate leadership positions, Mr. Bradley has extensive financial, legal, and operational expertise. Given his comprehensive knowledge of the insurance industry and appreciation of the title industry, his contributions and insights bring substantial value to the Company.

Robert L. Clarke serves as Chair of the Audit Committee. He is a retired partner of Bracewell LLP, where he founded the law firm’s national and international financial services practice. Mr. Clarke was appointed U.S. Comptroller of the Currency by President Ronald Reagan in 1985 and served until 1992 under Presidents Reagan and George H. W. Bush. He has extensive experience in bank ownership and operations, and expert knowledge of banking laws, regulations, and supervision, both in the U.S. and internationally.

Mr. Clarke has previously served as a consultant to the World Bank, as senior advisor to the President of the National Bank of Poland and as a Director of the Dubai Financial Services Authority. Mr. Clarke has also previously served as an Advisory Director of Mutual of Omaha Bank (2016-2019), a director and member of the Audit and Nominating and Corporate Governance Committees of the board of directors of Eagle Materials Inc., a NYSE-listed manufacturer of building materials (1994-2016), and as Chair of the Risk Committee and member of the Audit Committee of Mutual of Omaha Insurance Company (2006-2016). Mr. Clarke is a Trustee Emeritus of Rice University from which he received its Distinguished Alumnus and Gold Medal awards and continues to serve as a member of its Audit and Public Affairs Committees. Additionally, Mr. Clarke is a Trustee and Treasurer of the Santa Fe Chamber Music Festival and a Trustee of its supporting Foundation, an Advisory Trustee of the Museum of New Mexico Foundation, and a Trustee of the Financial Services Volunteer Corps. He received a Bachelor of Arts in economics from Rice University, and an LL.B. from Harvard Law School.

Qualifications:    Mr. Clarke is a veteran attorney and banking professional with extensive experience in legal, regulatory, and corporate governance matters. His tenure in the U.S. government, along with his in-depth knowledge of banking and finance, as well as his prior board service, provide valued expertise to the Company.

William S. Corey, Jr. served as an Audit, Senior Relationship and National Pursuit Team Partner for PricewaterhouseCoopers LLP (“PwC”) from 2002 to 2020. He led the audit practice and served as office managing partner for PwC’s Baltimore office for over 11 years. He is on the Board of GSE Systems, Inc. (NASDAQ: GVP), and serves as Chair of the Audit Committee, and as a member of both the Compensation and Nominating and Corporate Governance Committees. Additionally, Mr. Corey is also on the Board of Directors for Fundbox, Ltd., where he serves as Chair of the Audit Committee and is a member of both the Compensation and Nominating and Corporate Governance Committees. He also serves on the LP Advisory Committee for Squadra Ventures, and the Board of Advisors for StepStone VC Global Partners, L.P. and StepStone VC Diversity, L.P., all Venture Capital Funds located in the Baltimore, Maryland area. Mr. Corey is currently on the Board of Directors of the Port Discovery Children’s Museum and on the Board of Advisors of the James Madison University College of Business.

Mr. Corey is a certified public accountant licensed in Maryland, has over 37 years of experience in public accounting with extensive experience in auditing SEC registrants, financial reporting, complex accounting, and internal controls evaluation. Prior to his PwC roles, he served as an audit partner at Arthur Andersen LLP from 1995 to 2002 and served in other roles in its Audit Practice from 1982 to 1995. Mr. Corey graduated with honors from James Madison University with a Bachelor of Business Administration in accounting and finance and a minor in economics in 1982.

Qualifications:    For over 37 years, Mr. Corey audited public and large private companies, and advised boards of directors and audit committees on financial reporting, internal controls, internal and external investigations, disaster recovery, regulatory reviews and cyber-attacks. Additionally, he is highly qualified as a “Financial Expert” for all public company audit committee and audit committee chair requirements. Having traveled extensively for clients around the world, he possesses a global perspective, and he has a proven ability to work collaboratively with management and board members. Mr. Corey’s financial insights and his expertise in risk and audit matters brings added depth and strength to the Board.

Frederick H. Eppinger serves as the CEO of the Company. Mr. Eppinger is an accomplished insurance industry veteran with more than 35 years of experience. He has served as a Stewart director since 2016 and is currently a director at Centene Corp. Until December 2019, he also served as a director of QBE Insurance Group Limited. Before joining Stewart, he served as president and CEO of The Hanover Insurance Group from 2003 until his retirement in 2016. Under his leadership, Hanover transformed into a property/casualty carrier with global reach, more than doubling the company’s employees and revenues.

From 2001 to 2003, Mr. Eppinger was executive vice president of Property and Casualty Field and Service Operations for The Hartford Financial Service Group. From 2000 to 2001, he was executive vice president of industry services, marketing and service operations for Channel Point, Inc., a business-to-business technology firm for insurance companies. Mr. Eppinger was a senior director and partner at the consulting firm of McKinsey & Co. from 1985 to 2000, where he was a leader in the insurance, financial services and health practices, and worked closely with insurance CEOs. Mr. Eppinger earned his Bachelor of Arts from the College of the Holy Cross and a Master of Business Administration from Dartmouth.

Qualifications:    Mr. Eppinger has more than 30 years of experience in the insurance industry. As CEO of Hanover Insurance, Mr. Eppinger led the company’s growth from its regional status to a global property/casualty carrier.

Deborah J. Matz is a member of the Board of Advisors of elphi, a start-up up company that uses cutting edge technology to streamline the mortgage lending process. She also serves as an Advisor to RenoFi, a start-up that has developed a platform which enables financial institutions to make consumer home renovation loans based on the post-renovation value of the homes. From 2016 to 2020, she was a director for Mutual of Omaha Bank (“MO”), was vice chair of the Risk and Compliance Committee, and a member of the Audit and Compensation Committees. Prior to her tenure as director for MO, in 2009 she was appointed by President Barack Obama to serve as Board Chair for the National Credit Union Administration (“NCUA”) and was confirmed unanimously by the U.S. Senate. She served in that position until 2016. As NCUA Board Chair, Ms. Matz headed the independent agency that charters, regulates, and supervises federal credit unions and insures all federally insured credit unions. Together the credit unions that she supervised held $1.2 trillion in assets. At NCUA, Ms. Matz oversaw the implementation of a cyber regime to protect privacy, safeguard NCUA’s systems from viable intrusion and establish protocols for redundant operations and breakdowns in service.

As one of 10 voting members of the Financial Stability Oversight Council (FSOC), Ms. Matz served alongside the U.S. Secretary of the Treasury, the Chairman of the Federal Reserve Board of Governors, the Chairman of the SEC, the Chairman of the FDIC, the Director of the Consumer Financial Protection Bureau, and the leaders of other financial regulatory agencies. Ms. Matz worked on Capitol Hill for 12 years in various capacities, including 9 years as an economist with the Congressional Joint Economic Committee. Ms. Matz earned a Master’s Degree in political science and government from George Washington University, and a Bachelor’s Degree in labor and industrial relations from Cornell University.

Qualifications:    Ms. Matz has extensive experience in regulatory oversight and risk management. As a leader, she instituted policies to enhance financial stability, workforce diversity and to improve cyber- and technological security. She is an effective, results-driven, visionary leader who embraces change and innovation, builds consensus, and applies the highest standards of governance. Her background and expertise brings valuable insight to Board discussions and decisions.

Matthew W. Morris served as CEO of Stewart Information Services Corporation from 2011 to September 9, 2019, and as President from September 9, 2019 to January 15, 2020. Before that, he served in various executive management positions for the Company, Stewart Title Company, and Stewart Title Guaranty Company.

Mr. Morris is the founder and CEO of Lutroco, LLC, a private firm targeting purpose driven strategic opportunities and also serves on the Board of Directors of both Stabilis Solutions, Inc. where he is on the Audit and Compensation Committees, as well as the Cornerstone Strategic Value Fund, Inc. and Cornerstone Total Return Fund, Inc. where he is a member of the Audit and Nominating and Corporate Governance Committees. He previously served as director for a strategic litigation consulting firm, offering trial, settlement sciences, crisis management, and communications strategy.

Mr. Morris received a Bachelor of Business Administration in organizational behavior and business policy from Southern Methodist University and a Master of Business Administration with a concentration in finance from The University of Texas.

Qualifications:    As a member of the Company’s founding family, and his time in executive management with the Company, Mr. Morris has intimate knowledge of the Company’s associates, operations, legal and regulatory matters, and history. The Company benefits from his business experience, his highly respected leadership, and his extensive knowledge of the title industry.

Karen Pallotta has been a director of Stewart since 2019. Ms. Pallotta is currently the President of KRP Advisory Services, a firm that she founded in 2012. Prior to that, Ms. Pallotta was employed at Fannie Mae for more than 20 years in progressive positions of leadership until her retirement in 2011. At Fannie Mae she most recently served as Executive Vice President of the Single Family Credit Guaranty division running the company’s largest business segment, and had direct responsibility for managing the firm’s $2.5 trillion guaranteed mortgages and overseeing all aspects of the acquisition and securitization of $50 billion in mortgages each month. In this role, Ms. Pallotta also served on the company’s eight-member executive committee comprising the company’s top executives responsible for setting the overall strategic direction of the firm. During her decades at the company, she held many prior executive positions with responsibility for risk management, product development, sales and marketing, customer technology, transaction management and credit guaranty pricing. Most recently, Ms. Pallotta served on the Board of Directors of Redwood Trust (NYSE: RWT) and as a member of their Audit and Compensation committees.

Ms. Pallotta received her Bachelor of Arts degree from the Pennsylvania State University in University Park, Pennsylvania and her Master of Business Administration from the University of Maryland in College Park, Maryland.

Qualifications:    Ms. Pallotta has more than 30 years of management experience in financial services, risk management and mortgage banking. The industry knowledge she brings is a tremendous asset to Stewart as the Company focuses on growth strategies going forward.

Manuel Sánchez was chairman and CEO of BBVA Compass for 10 years, during which time he served as director of the American Bankers Association, the Institute of International Bankers and the Greater Houston Partnership. He previously served as a director at Elevate Credit (NYSE: ELVT) and is currently a director at Fannie Mae. The Murcia, Spain native currently teaches disruption in financial services at Rice University’s Jones School of Business. Mr. Sánchez also served on the Board of Directors of OnDeck Capital and BanCoppel from 2018 to 2021.

In his 27-year banking career, he has held executive roles in risk management, real estate, correspondent, community, corporate and investment banking. A graduate of Yale University, Sánchez earned master’s degrees in international relations from the London School of Economics and in advanced European economics from the College of Europe in Bruges, Belgium. A naturalized U.S. citizen, he lives in Houston with his wife and three children.

Qualifications:    Mr. Sánchez brings to the Stewart board more than 28 years of experience in the banking industry, working in the U.S., Mexico, France and Spain, having served in executive roles in risk management, real estate, correspondent, community, corporate and investment banking. His global insight, as well as his in-depth knowledge of banking and finance, provide valued expertise to the Company.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NINE NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE

Board of Directors

We are currently managed by a Board of Directors comprised of nine members, the majority of whom are “independent” within the meaning of the listing standards of the NYSE. Assuming the election of the 2023 director slate set proposed by the Company and described above, these independent directors are: Thomas G. Apel, William S. Corey, Jr., Robert L. Clarke, C. Allen Bradley, Jr., Deborah J. Matz, Karen R. Pallotta and Manuel Sánchez. The Board of Directors has determined that none of these directors has any material relationship with us or our management that would impair the independence of their judgment in carrying out their responsibilities to us.

The roles of Chairman of the Board and CEO are separate, and each role is held by a different individual. The Chairman of the Board is elected by the Board of Directors following the annual meeting of stockholders. As discussed below, the Chairman of the Board presides over the regular and any special meetings of our non-management directors. Our non-management directors meet after each regularly scheduled Board meeting.

All of our directors shall be elected at the 2023 Annual Meeting and hold office until the next annual election of directors or until his or her successor shall be chosen and shall be qualified, or until his or her death or the effective date of his or her resignation or removal for cause. Currently, the act of the majority of a quorum of the directors shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation, or the By-Laws.

The Company has a majority voting standard such that votes cast for any director must exceed the votes cast against such director in an uncontested election. The Company also requires a director who fails to receive a majority vote in an uncontested election to tender his or her resignation. Under the Company’s By-Laws, in a contested election (i.e., where the Secretary of the Company determines that the number of nominees exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such annual meeting of stockholders), the plurality voting standard would apply and a director nominee receiving a plurality of votes cast will be elected as a director. During 2022, the Board of Directors held six regular meetings, and executed twelve consents in lieu of meetings. Additionally, in 2022, each of our directors attended all of the meetings of our Board of Directors and all of the Board of Director’s committee meetings for the committee(s) on which that director served.

The Board of Directors has adopted the Stewart Code of Business Conduct and Ethics, Guidelines on Corporate Governance, and Code of Ethics for Chief Executive Officer, Principal Financial Officer, and Principal Accounting Officer, each of which is available on our website at stewart.com/corporate-governance and in print to any stockholder who requests it. In 2022, we updated the Code of Business Conduct and Ethics to specifically prohibit the Company’s funds from being used for contributions to political campaigns. We intend to disclose any amendment to or waiver under our Code of Ethics for Chief Executive Officer, Principal Financial Officer, and Principal Accounting Officer by posting such information on our website. In 2022, we had no such waivers. Our Guidelines on Corporate Governance and the charters of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are available on our website at stewart.com/corporate-governance and in print to any stockholder who requests them. Our Guidelines on Corporate Governance strongly encourage attendance in person by our directors at our annual meetings of stockholders. All of our then elected directors attended our 2022 annual meeting of stockholders.

Director Qualifications

Each of our directors is an individual of high character and integrity, with an inquiring mind, and works well with others. Each director nominee brings a unique background and set of skills to the Board, giving the Board of Directors, as a whole, competence and experience in a wide variety of areas, including insurance, real estate, technology, strategic planning, corporate governance, executive management, accounting, finance, government and international business. For information regarding the qualifications, backgrounds, and experience of our director nominees, please see each nominee’s biographical information set forth in “Proposal 1” above.

Pursuant to our Guidelines on Corporate Governance, the Board of Directors has adopted a director education policy in order to encourage our directors to periodically attend director continuing education programs. Under the policy, a stipend is available to directors for purposes of attending continuing education programs consistent with their duties as directors, and we also reimburse directors for reasonable expenses incurred to attend such programs. The Company and each director are members of the National Association of Corporate Directors (“NACD”). As members of NACD, our directors have access to various educational programs, materials, and reports. In addition to encouraging director education through external programs, the Board of Directors also routinely incorporates educational topics into its meeting agendas.

Risk Oversight

The Board of Directors has ultimate responsibility for protecting value for all stakeholders. Among other things, the Board of Directors is responsible for understanding the risks to which we are exposed, approving management’s strategy to manage these risks, and monitoring and measuring management’s performance in implementing the strategy. The Board of Directors works with its committees and management to effectively implement its risk oversight role.

The Audit Committee, with the assistance of management, oversees the risks associated with the integrity of our financial statements, our compliance with legal and regulatory requirements, our liquidity requirements, cybersecurity protections and procedures, other exposures to financial risk, and the Company’s enterprise risk management program. The Audit Committee reviews with management, independent accountants, and internal auditors (which internal audit function has been outsourced to Deloitte & Touche LLP) the accounting policies, the systems of internal controls and the quality and appropriateness of disclosure and content in the financial statements or other external financial communications. The Audit Committee, with the assistance of our legal and human resources departments, also performs oversight of our various conduct and ethics programs and policies, including the Stewart Code of Business Conduct and Ethics, reviews these programs and policies and monitors the results of our compliance efforts. To the extent the Audit Committee identifies any material risks or related issues, the risks or issues are addressed with the full Board of Directors.

Stewart and its Board of Directors recognizes the importance of protecting our clients’ and partners’ privacy, confidentiality, and data integrity. As such, we continuously and methodically evaluate cyber risks, monitor how they evolve, and evaluate their impact. Our Chief Information Security Officer reports quarterly to the Audit Committee concerning the Company’s cybersecurity program and operations.

The Nominating and Corporate Governance Committee, with the assistance of management, oversees risks associated with administering our Guidelines on Corporate Governance and is responsible for reviewing and making recommendations for selection of nominees for election as directors by our stockholders and reviewing the various governance policies affecting the Company, including the Company’s Environmental, Social and Governance policies and practices. To the extent the Nominating and Corporate Governance Committee identifies any material risks or related issues, the risks or issues are addressed with the full Board of Directors.

The Compensation Committee, with the assistance of management, oversees risks associated with our compensation programs and policies. To the extent the Compensation Committee identifies any material risks or related issues, the risks or issues are addressed with the full Board of Directors.

Committees of the Board of Directors

For 2023, the Board of Directors will have the following committees (the “Committees”): an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation Committee.

Audit Committee.    The Audit Committee’s duty is to assist the Board of Directors in fulfilling its oversight responsibility of

•        the integrity of the financial statements of the Company;

•        the independent registered accountants’ qualifications, independence, and performance;

•        the Company’s system of controls over financial reporting, performance of its internal audit function and the independent registered accountants, and compliance with ethical standards adopted by the Company;

•        the compliance by the Company with legal and regulatory requirements; and

•        the procedures relating to the Company’s cybersecurity and data oversight.

The Audit Committee has sole authority to appoint or replace our independent registered accountants. The Audit Committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties. For a complete list of the Audit Committee’s responsibilities, please see the Audit Committee charter adopted by our Board of Directors, which is available on our website at stewart.com/corporate-governance. The Audit Committee currently consists of Robert L. Clarke (Chair), William S. Corey, Deborah Matz, and Manuel Sánchez.

During 2022, the Audit Committee held nine regular meetings, at which all members were present. Each of the members of the Audit Committee is “independent” as defined under the listing standards of the NYSE and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Board of Directors has determined that each of the members of the Audit Committee is an “audit committee financial expert” as defined in the rules of the SEC. No member of our Audit Committee serves on the audit committees of more than three public companies.

The Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Persons wishing to communicate with the Audit Committee may do so by writing in care of the Chair, Audit Committee, Stewart Information Services Corporation, 1360 Post Oak Boulevard, Suite 100, Houston, Texas 77056.

Nominating and Corporate Governance Committee.    It is the Nominating and Corporate Governance Committee’s duty to

•        identify individuals who may become Board members or advisory directors;

•        select or recommend director nominees for the next annual meeting of stockholders;

•        develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company;

•        provide oversight of the Company’s corporate governance;

•        oversee the evaluation of the Board of Directors, its Committees and management; and

•        review and evaluate the Company’s Environmental, Social and Governance policies and practices.

The Nominating and Corporate Governance Committee currently consists of C. Allen Bradley, Jr. (Chair), Deborah Matz, Karen R. Pallotta, and Manuel Sánchez, each of whom is “independent” as that term is defined in the listing standards of the NYSE. The Nominating and Corporate Governance Committee held five meetings during 2022, at which all members were present. For a complete list of the responsibilities of the Nominating and Corporate Governance Committee, please see our Nominating and Corporate Governance Committee’s charter, which is available on our website at stewart.com/corporate-governance.

Our Guidelines on Corporate Governance require that a majority of our Board of Directors be “independent” as that term is defined in the rules of the NYSE. As described above, a majority of our current Board of Directors is “independent” under the listing standards of the NYSE. In considering candidates for election as independent directors, our Guidelines on Corporate Governance also provide that the Nominating and Corporate Governance Committee shall be guided by the following principles:

•        Each director should be an individual of the highest character and integrity and have an inquiring mind, experience at a strategic or policy-setting level, or otherwise possess a high level of specialized expertise, and the ability to work well with others. Special expertise or experience that will benefit the growth of the Company’s business is particularly desirable.

•        Each director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director and, absent special circumstances approved by the Board of Directors; no director should simultaneously serve on the board of directors of more than three other entities, excluding non-public companies such as those related to personal or family business and charitable, educational or other non-profit entities. Directors are not qualified for service on the Board of Directors unless they are able to make a commitment to prepare for, and attend, meetings of the Board of Directors and its committees on a regular basis.

•        Each independent director should be free of any significant conflict of interest that would interfere with the independence and proper performance of the responsibilities of a director. Directors to be nominated for election by the holders of Company Common Stock should not be chosen as representatives of a constituent group or organization; rather, each should utilize his or her unique experience and background to represent and act in the best interests of all stockholders as a group.

•        Each director is required to have equity ownership in the Company.

While the Board of Directors does not have a formal quantitative policy with respect to Board nominee diversity, the Nominating and Corporate Governance Committee of the Board of Directors considers Board diversity an integral part of the nominating selection process. In recommending proposed nominees to the full Board of Directors, the Nominating and Corporate Governance Committee is charged with building and maintaining a Board that has an ideal mix of talent and experience to achieve our business objectives in the current environment. In particular, the Nominating and Corporate Governance Committee is focused on relevant subject matter expertise, depth of knowledge in key areas that are important to us, and diversity of thought, background, perspective, and experience as well as diversity including, but not limited to race, gender, national origin, age and sexual orientation so as to facilitate robust debate and broad thinking on strategies and tactics pursued by us. There are no minimum requirements for nomination. For further information on director qualification, see our Guidelines on Corporate Governance located at stewart.com/corporate-governance.

In March 2023, we engaged a search firm to identify and present new candidates for director, with priorities of increasing the gender diversity of the Board and adding additional areas of expertise and experience. The Nominating and Corporate Governance Committee is overseeing the search with the goal of expeditiously adding a director and, in any case, before the end of 2023. If a suitable candidate is identified, we expect that the Board will expand its size to ten directors.

Pursuant to our By-Laws, the Nominating and Corporate Governance Committee will accept and consider director nominations made by stockholders. To be considered for nomination at our 2024 annual meeting of stockholders, stockholder nominations must be received by us no later than February 17, 2024, and no earlier than January 18, 2024. In addition to satisfying the foregoing requirements under our By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Persons wishing to submit the names of candidates for consideration by the Nominating and Corporate Governance Committee may submit such nominations in writing addressed to the Nominating and Corporate Governance Committee in care of the Secretary, Stewart Information Services Corporation, 1360 Post Oak Boulevard, Suite 100, Houston, Texas 77056. Any such submission should include the information required by our By-Laws, including the candidate’s name, credentials, contact information and consent to be considered as a candidate.

Compensation Committee.    It is the duty of the Compensation Committee to assist the Board of Directors in discharging its responsibilities relating to the Company’s compensation policies, the compensation of the Company’s officers and senior managers, and to produce the required report on executive compensation for inclusion in the Company’s annual proxy statement. The Compensation Committee currently consists of Karen R. Pallotta (Chair), Thomas G. Apel, and William S. Corey. During 2022, the Compensation Committee held five meetings, at which all members were present, and executed three consents in lieu of meetings. Our Board of Directors has determined that each member of our Compensation Committee is “independent” as that term is defined under the listing standards of the NYSE.

For a complete list of the responsibilities of the Compensation Committee, please see our Compensation Committee charter, which is available on our website at stewart.com/corporate-governance. The Compensation Committee’s specific duties and responsibilities include, but are not limited to, the following:

•        Establishing and monitoring the basic philosophy and policies governing the compensation of executive officers and employees or officers of the Company who are also serving as members of the Board of Directors;

•        Reviewing recommendations submitted by the CEO, then approving and submitting to the Board of Directors for formal ratification any decisions with respect to the compensation for executive officers and officers of the Company who also are serving as members of the Board of Directors. These recommendations may include base pay, incentive compensation plans, perquisites, equity-based plans and relevant metrics and target award levels;

•        Approving and submitting to the Board of Directors for formal ratification compensation decisions with respect to the compensation plan of the CEO;

•        Recommending a pay-for-performance based CEO compensation plan to the Board of Directors and overseeing administration of the plan, including evaluating the CEO’s performance in light of the goals under the plan;

•        Reviewing and approving employment agreements, severance agreements and change in control agreements with the executive officers and any employees or officers of the Company who are also serving as members of the Board of Directors;

•        Reviewing the overall compensation structure and programs for all employees (including a review of any risks to the Company that may arise from such structure or programs);

•        Approving the equity-based compensation plans of the Company; and

•        Reviewing and discussing with management the disclosures in this proxy statement’s Compensation Discussion and Analysis (the “CD&A”), making a recommendation to the Board of Directors regarding the inclusion of the CD&A in this proxy statement, and producing a Compensation Committee Report for inclusion in the Company’s proxy statement, each in accordance with the requirements of the SEC.

In addition, the Compensation Committee has the sole authority to retain and terminate any independent compensation consultant. The Compensation Committee is responsible for determining the independence of its advisors by taking into consideration all factors relevant to advisor independence, including the factors set forth in the NYSE Listed Company Manual. The Compensation Committee has authority to direct the work of the compensation consultants and establish the consultants’ fees. It may also obtain advice and assistance from other advisors it determines necessary for effective completion of its duties. The Company is required to fund (i) the Compensation Committee’s approved expenses for any independent advisors employed by the Compensation Committee, and (ii) any other reasonable expenses incurred by the Compensation Committee.

Share Ownership Guidelines; Restrictions on Trading in Company Securities

In an effort to more closely link our non-employee directors’ financial interests with those of our stockholders, our Board established share ownership guidelines for our non-management directors. Each director is required to own an amount of Common Stock equal to a multiple of five times the stock portion of the annual director retainer. Each director has five years from initial election to acquire the required amount of Common Stock. Currently, five of the nine directors hold shares in excess of the shares required to meet the ownership guideline. The acquisition period for the remaining four shorter-tenured directors has not expired and each is progressing appropriately toward the required holdings.

Because short-range speculation in our securities based on fluctuations in the market may cause conflicts of interests with our stockholders, our Securities Trading and Investment Policy, applicable to our directors, executive officers (including the Named Executive Officers (as defined herein)) and all other employees prohibits trading in options, warrants, and puts and calls related to our securities and prohibits selling our securities short, holding our securities in margin accounts or pledging our securities as collateral for a loan except under very limited circumstances. Further, our Securities Trading and Investment Policy contains an anti-hedging policy that prohibits our directors, executive officers (including the Named Executive Officers) and all other employees from entering into hedging transactions, such as zero-cost collars and forward sale contracts, that are designed to hedge or offset any decrease in the market value of Company securities.

Compensation Committee Interlocks and Insider Participation

During 2022, the Compensation Committee members were Karen R. Pallotta (Chair), Thomas G. Apel, and William S. Corey. None of the current or former members of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. Please refer to “Certain Transactions” for information regarding Mr. Apel.

Sessions of Non-Management Directors

Our non-management directors meet at regularly scheduled sessions. The Chairman of the Board presides at those sessions. Persons wishing to communicate with our non-management directors may do so by writing in care of the Chair, Audit Committee, Stewart Information Services Corporation, 1360 Post Oak Boulevard, Suite 100, Houston, Texas 77056. Persons wishing to communicate with our other directors may do so by writing in care of the Secretary, Stewart Information Services Corporation, at the same address.

Environmental, Social and Governance (“ESG”) Responsibility & Commitment

The Role of Sustainability in Our Journey

As we map the future of the Company and its employees, we recognize the role we play in our customers’ businesses, our industry, and the greater world community. As part of our corporate responsibility commitment, we intend to soon publish the third edition of our Environmental, Social and Governance Report which can be found at stewart.com/sustainability. We view the ESG Report and the work that forms its core as central to our path ahead. Our ESG Committee, with representation from each of our business units and internal support services, will continue to guide us on this journey. We recently established the ESG Executive Leadership Council which is comprised of the Chief Legal Officer, the Chief Human Resources Officer, and the Controller, who oversee the ESG Committee. The ESG Executive Leadership Council reports to the Nominating and Corporate Governance Committee at each of its regularly scheduled meetings. Below are some of the highlights of our ESG journey and progress made in 2022.

Sustainability: A Year in Review

Governance

•        Reviewed the Company’s cybersecurity profile and risk mitigation with the full Board of Directors and continued quarterly reporting to the Audit Committee on the Company’s cybersecurity program and operations;

•        Reviewed the Company’s enterprise risk management program with the full Board with regular updates to the Board on the program; and

•        Updated, on a regular basis, our Nominating and Corporate Governance Committee and Board on matters relating to ESG.

Social

•        Increased our charitable donations through our semi-annual Community Service Awards program by 29% from 2021, supporting employee designated charities, foundations and other non-profit organizations in 47 states and the District of Columbia;

•        Onboarded more than 1,100 new employees, with 33% from ethnic minority groups, an increase from both 2020 and 2021;

•        Continued Diversity Equity & Inclusion (DE&I) Council efforts through an increased focus on community service and employee resources and remained committed to our employee value proposition through enhanced benefits offerings and learning opportunities;

•        Since 2020, increased Company spend with diverse suppliers/vendors by 157%;

•        Expanded the Employee Stock Purchase Plan to include our Canadian employees;

•        Delivered an employee appreciation bonus mid-year to all employees; and

•        Partnered with an outside firm to complete a U.S. Employee Engagement Survey in February 2022, with our results affording us recognition in the Top Workplaces program as a 2023 Top Workplace USA and for Employee Appreciation, Employee Well-Being, and several regional Top Workplaces awards.

Environmental

•        Formed our Environmental Management Committee in 2022 including business leaders from across the Company to give us better insight into identifying decisions that can make Stewart a more sustainable company;

•        Recycled or sold substantially all technology assets that became obsolete;

•        Included environmental impacts in making leasing decisions; and

•        Impacted the environment positively through recycling efforts that resulted in:

•        More than 16,000 trees kept from being harvested

•        Continued our emphasis on reduced water usage and use of technology to reduce paper consumption and CO2 emissions.

Additional information regarding our governance, sustainability initiatives and progress is available through our website at stewart.com/sustainability and stewart.com/corporate-governance. The information on our website, including our most recent Environmental, Social and Governance Report, is not, and shall not be deemed to be incorporated by reference into this Proxy Statement or any other filings with the SEC unless expressly noted in any such other filings.

EXECUTIVE OFFICERS

The following table sets forth the names and positions of our executive officers as of March 20, 2023:

Frederick H. Eppinger	Chief Executive Officer
Elizabeth K. Giddens	Chief Legal Officer and Corporate Secretary
David C. Hisey	Chief Financial Officer and Treasurer
Emily A. Kain	Chief Human Resources Officer
Steven M. Lessack	Group President
Brad A. Rable	Group President
Tara S. Smith	Group President

Below is biographical information for our executive officers (except Mr. Eppinger, whose biographical information is contained on page 7):

Elizabeth K. Giddens.    Elizabeth K. Giddens, 52 years old, serves as Stewart’s Chief Legal Officer and Corporate Secretary. Ms. Giddens leads Stewart’s legal organization, overseeing underwriting, claims, litigation, compliance, corporate governance, and regulatory areas for Stewart and its affiliated companies. Ms. Giddens is also a member of the board of directors of Stewart Title Guaranty Company, Stewart Title Company, and Stewart Title Insurance Company, the Company’s New York underwriter. She joined Stewart in 2022 as Deputy Chief Legal Officer and was promoted to Chief Legal Officer in 2023. Prior to joining Stewart, Ms. Giddens served as Senior Vice President, General Counsel, Chief Ethics & Compliance Officer, and Corporate Secretary for Integer Holdings Corporation from 2019 – 2021. From 2012 – 2019, she served as Senior Vice President, Deputy General Counsel, and Corporate Secretary for Mr. Cooper Group Inc. Ms. Giddens has 25 years of legal experience and holds a Juris Doctorate from the University of Oklahoma College of Law, a Master of Business Administration from the University of Tulsa, and a Bachelor of Arts from Trinity University. She is a member of the Texas and Oklahoma Bar Associations and is licensed to practice law in Texas and Oklahoma.

David C. Hisey.    David C. Hisey, 62 years old, has served as Chief Financial Officer (“CFO”) and Treasurer of the Company since 2017. He leads Stewart’s financial organization and strategy, overseeing financial planning and analysis, accounting, treasury and audit functions, as well as investor relations, corporate development, lender services and property management. As CFO, Mr. Hisey partners with each area of the business to help with their financial and commercial success, focusing on top-line growth and bottom-line improvement. Mr. Hisey has more than 35 years of financial leadership experience and holds a Bachelor of Business Administration magna cum laude in Accounting from James Madison University and is licensed as a Certified Public Accountant in the Commonwealth of Virginia.

Emily A. Kain.    Emily A. Kain, 40 years old, has served as Stewart’s Chief Human Resources Officer (“CHRO”) since 2020. She is responsible for the people side of the business, focusing on the development and execution of the broader human resource and talent strategies, and also leads the corporate communications and community relations functions. Ms. Kain serves as an essential member of both Stewart’s DE&I Council and ESG Committee. Ms. Kain joined Stewart in 2014 as the manager of employee onboarding and re-engineered the hiring and onboarding processes, employee experience and employee referral program, and developed and launched the Stewart Celebrates global recognition program. As CHRO, she leads the organization in the areas of talent management, organizational design and succession planning, performance management, inclusion and diversity, total rewards, and all aspects of HR operations transformation. Prior to joining Stewart, Ms. Kain worked in public accounting and held multiple human resources positions in both the professional services and oil and gas industries. She draws on experience from both domestic and international roles of increasing scope and responsibility and has applied her extensive experience to advancing Stewart’s HR function and strategy in support of the overall business plan and strategic direction of the organization. She holds a Bachelor’s degree in accounting from Louisiana State University and a Master’s degree in accounting, with a concentration in internal audit, from the University of New Orleans. She also completed the Executive Education, Emerging Leaders Program at Rice University in 2011.

Steven M. Lessack.    Steven M. Lessack, 70 years old, has served as Group President of the Company since 2019. With more than 35 years of title insurance and related real estate knowledge, he also holds the position of Group President for Stewart Title Guaranty Company and Stewart Title Company. He is responsible for and oversees Direct Operations throughout the United States as well as our Commercial Services group, Asset Preservation, Inc., and Stewart Insurance Risk Management within the United States. In 1997, he opened the Company’s Canadian operation and is responsible for the Company’s expansion activities outside of the United States. He serves as Executive Director for Stewart Title Europe Limited and Stewart Title Malta as well as CEO for Stewart Title Limited and Chairman of the Board of Stewart Title Insurance Company (“STIC”), the Company’s New York underwriter. Prior to joining Stewart, Mr. Lessack was an independent agent of STIC, which has offices throughout upstate New York. He attended California State University in San Bernardino.

Brad A. Rable.    Brad Rable, 56 years old, has served as Group President, Technology and Operations of the Company since 2022. Prior to being promoted to his current role, Mr. Rable served as Chief Information Officer of the Company from 2015 – 2022. A veteran IT leader and executive with significant experience in developing major initiatives, Mr. Rable is responsible for all areas of digital business enablement, enterprise technology solutions, enterprise operations, and related strategies. Prior to joining Stewart, Mr. Rable was an executive partner with Gartner Executive Programs. He previously served as Executive Vice President, CIO, and Chief Strategy Officer for AIG/United Guaranty, leading the technology and product development divisions, as well as the innovation team that launched the AIG Mortgage Advisory Company. Mr. Rable received a Master of Arts in computer information resource management from Webster University, Missouri, and a Bachelor of Science in management information systems from Bowling Green State University, Ohio.

Tara S. Smith.    Tara S. Smith, 43 years old, has served as Group President of Stewart’s Agency Operations since 2019. In this role, she manages Stewart’s independent title agency network and all products and services offered to our agents, while also having oversight of Stewart’s corporate marketing function. Ms. Smith joined Stewart in 2013 after 12 years in public accounting through which she provided strategic guidance to clients in the oil-and-gas and financial services industries. Her leadership, deep knowledge, strategy implementation and problem-solving led to her rising through leadership roles at Stewart that included the positions of Vice President, Agency Financial Director, and Executive Vice President. Ms. Smith serves on the American Land Title Association’s Board of Governors and was named one of Housing Wire’s “Women of Influence” in both 2017 and 2021 for her contributions to the industry. She earned a Bachelor of Business Administration in finance from the University of Texas at Austin.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation program for 2022. The following pages explain the process, objectives and structure of the executive compensation decisions made by our Compensation Committee (the “Committee”) and our Board of Directors for 2022. This CD&A is intended to be read in conjunction with the tables beginning on page 33 below, which provide detailed historical compensation information for our Named Executive Officers (“NEOs”).

For 2022, our NEOs were:

NEO	Title
Frederick H. Eppinger	Chief Executive Officer
David C. Hisey	Chief Financial Officer, Secretary and Treasurer
Steven M. Lessack	Group President
John L. Killea(1)	Chief Legal Officer and Chief Compliance Officer
Tara S. Smith	Group President

____________

(1)    John L. Killea retired from the position of Chief Legal Officer and Chief Compliance Officer effective December 31, 2022.

Executive Summary

2022 was a challenging year, especially compared to a historically strong 2021, primarily driven by an unprecedented rapid rise in interest rates that negatively impacted the real estate market. This led the Company to manage the business with a focus on cost discipline while also seeking out opportunities for targeted investments in skills and capabilities to best position us for the long term. We closed on a number of targeted acquisitions that enhanced our ability to compete in several strategic markets and broaden our technology and services offerings. While we are pleased with the structural improvements and investments we have made in building a stronger and more resilient business, our results were negatively impacted by the significant downturn in the market for home refinances and purchases relative to 2021. Results of the year include:

Net Income Attributable to the Company:    $162.3M ($5.94 per diluted share) compared to $323.2M ($11.90 per diluted share) in 2021;

Total Revenues:    $3.1B compared to $3.3B in 2021;

Direct Title Revenues:    $1,246.3M compared to $1,390.9M in 2021;

Gross Agency Revenues:    $1,466.2M compared to $1,582.6M in 2021;

Return on Equity:    11.9% compared to 25.2% in 2021;

Reported Pre-Tax Margin:    7.6% compared to 13.1% in 2021; and

Stock Performance:    Decrease of 45.4% compared to an increase of 68.3% in 2021.

2022 Pay Decisions

Although the Company’s financial results were negatively impacted by the significant downturn in the real estate market including loan originations, the Committee believes the Company’s executive officers and NEOs appropriately balanced cost management activities with demonstrated progress and achievement on key strategic initiatives that better position the Company for long term success. As a result, the Committee believes that the compensation paid to the Company’s NEOs for 2022 was well aligned with Company performance and consistent with our long-standing track record of maintaining a strong pay-for-performance philosophy. Decisions made for 2022 included:

•        NEO target pay packages focused on variable compensation (78% for our CEO and 72% for our other NEOs), as described in the “2022 Pay Mix” section;

•        Inclusion of an individual qualitative metric weighted at 20% and continued emphasis on financial metrics (weighted at 80%) in our Short-Term Incentive Plan (“STIP”); and

•        A shift of the award mix in the Long-Term Incentive Plan (“LTI”) to emphasize performance-based awards (60%) with a continued balance of time-based awards (40%) to promote retention and shareholder alignment, as described in the “Long Term Incentives” section.

Say-on-Pay Proposal

The Company holds an advisory vote on executive compensation every year. An overwhelming majority (97.6%) of the votes on our 2022 Say-on-Pay proposal were cast in favor of the proposal, which was similar to our 2021 result. The Committee interprets this continued strong level of support as affirmation of the overall structure of our executive compensation program and our approach to compensation decisions. As our business evolves, we are committed to the continuous improvement of our executive compensation program to ensure alignment with our strategic business priorities, to support our ability to attract, motivate and retain top executive talent, and to align executive compensation with performance.

Our Executive Compensation Practices

Below we highlight our key executive compensation practices, both the practices we have implemented to drive performance, and the practices we have not implemented because we do not believe they would serve our shareholders’ interests.

What We Do		What We Do Not Do
✓	Performance-based, “at risk” short-term and long-term compensation	×	No liberal share recycling under our long-term incentive plan
✓	Heavy emphasis on variable pay	×	No excise tax gross-ups on a change in control
✓	Equity ownership guidelines	×	No repricing of underwater stock options
✓	Double-trigger vesting of cash severance payments and equity on a change in control	×	No hedging transactions or short sales by executive officers or directors permitted
✓	Independent compensation consultant	×	No significant perquisites
✓	Regular review of share utilization
✓	Claw back policy to recover wrongfully earned performance-based compensation associated with material financial misstatement

What Guides Our Program

Compensation Philosophy and Objectives

The Company’s executive compensation structure follows a “pay-for-performance” philosophy by providing a meaningful relationship between the compensation earned by our executives, the overall success of our organization, and the returns generated to our shareholders.

The overall objectives of our executive compensation program are to:

•        Attract and retain high-performing, industry leading talent who will build and sustain our long-term success;

•        Incentivize our executives to achieve financial and strategic goals in a way that creates and sustains long-term value, balancing both risk and reward;

•        Align the interests and financial incentives of our executives with shareholders’ interests; and

•        Ensure performance-based compensation does not encourage excessive risk taking.

Our executive compensation program is also intended to be market competitive. For 2022, the Committee approved a “total direct compensation opportunity” for each executive officer consisting of base salary, target short-term incentive compensation, and target long-term incentive compensation. The intent is for total direct compensation to be competitive among the comparator group, specifically targeting the pay comparator group median. The Committee also considers historical and individual circumstances, including tenure, experience, individual performance, retention factors, and the availability of comparable data for each position.

The Committee believes the majority of executive officer compensation should be “at-risk,” with the realized value heavily dependent upon the Company’s financial, operational, and shareholder return performance. We believe executive officers should be rewarded appropriately for their efforts when financial performance meets or exceeds established objectives. Likewise, incentive compensation may be below target or not be earned if performance does not meet established goals or thresholds. Additionally, we believe executive officers should also be evaluated on their leadership competencies and individual contributions and achievements on key non-financial Company objectives that contribute to our vision of being the premier title services company. These beliefs form the foundation of our incentive compensation, which is designed to appropriately balance annual results and the Company’s sustained, multi-year success. Short-term awards are payable in cash, while long-term awards are equity-based.

Implementing the Philosophy in 2022

We believe one of the most important and primary objectives of our executive compensation program is to create a strong and meaningful relationship between the compensation earned by our executive officers and the long-term sustainable success of our Company and shareholders. In support of this objective, we added an individual qualitative metric to the STIP to evaluate and reward individual achievement on key strategic objectives and demonstrated leadership competencies. See the “2022 Performance Metrics, Goals, Results and Bonus Payouts” section for more information. Additionally, we shifted the award mix of our LTI to increase the weight on the performance metric associated with Pre-Tax Margin. See the “Performance Based Restricted Stock Units” section for more information.

To provide our NEOs and other executive officers with compensation that is competitive, target pay levels are generally set at the median for the pay comparator group with an opportunity to earn compensation in excess of the median in return for exceeding performance goals and conversely respond in cases where performance goals are not met.

Element	Purpose
Base Salary	Provides competitive fixed compensation and is established after considering external market rates, executive officer performance, Company performance, experience, and desired pay mix.
Annual Short-Term Incentive

Designed to motivate our NEOs and other executive officers to achieve key annual measures of financial performance and to assess qualitative performance on key strategic objectives and demonstrated leadership competencies. Consistent with our philosophy, STIP awards are linked to metrics that our NEOs and other executive officers can directly influence and that we believe correlate strongly to positive shareholder returns.

Long-Term Incentives

LTI grants further incentivize our NEOs and other executive officers to drive shareholder value and foster a sense of company ownership. Our LTI’s equity-based awards and multi-year vesting schedule align NEO and other executive officer interests with those of our shareholders through the common goal of sustained stock price appreciation. Without positive stock price returns, the realized value of LTI grants will be less than the target value at the time of grant. Alignment is also reinforced through share ownership guidelines.

Our NEOs and other executive officers are eligible for additional benefits and limited perquisites in line with market practices as well as the same health and welfare benefits available to our general employee population.

2022 Pay Mix

The core principle of our executive compensation philosophy is to pay for performance. Accordingly, our executive officer compensation program is heavily weighted toward “at-risk” variable compensation.

We have three elements of total direct compensation: base salary, short-term incentive, and long-term incentive. As illustrated in the charts below, in 2022, 78% of target total direct compensation to Mr. Eppinger, our CEO, was variable and “at-risk”, while the average mix of other NEO target total direct compensation was 72% variable and “at-risk”.

Benchmarking and Pay Comparison

When considering our compensation practices and pay levels, the Committee reviews the compensation practices and pay levels of a comparator group of companies to determine market levels. Since there are only four publicly-held title insurance companies, and two of those are substantially larger than the Company, a pay comparator group was established by the Committee that reflects companies of comparable size that share a comparable labor market. The Committee periodically reviews the composition of this group to ensure that the companies in the group are relevant for comparative purposes and that the companies in the group have executive officer positions with similar scope and responsibilities.

To identify an appropriate comparison group, the Committee and its independent compensation consultant reviewed data for potential comparators relating to revenue, market capitalization (generally 0.5x to 2.0x our size), and sector within the insurance industry. The Committee also considered business focus (such as title companies, mortgage insurance companies, property/casualty insurance companies, reinsurance companies, and similar companies within the insurance sector) and the relevance of the company as a comparator based on a “comparator of comparators” assessment, which includes comparator companies of the other publicly-held title companies.

For 2022, the Committee approved maintaining the same comparator group that was established in 2021 except for State Auto, which was taken private and is no longer publicly traded.

Pay Comparator Group:

American Equity Investment Life Holding Company	Mercury General Corporation
American National Insurance Company	MGIC Investment Corporation
Argo Group International Holdings, Ltd.	Old Republic International Corporation
CNO Financial Group, Inc.	ProAssurance Corporation
Employers Holdings, Inc.	Radian Group Inc.
Enstar Group Limited	RLI Corp.
First American Financial Corporation	Safety Insurance Group, Inc.
Hilltop Holdings Inc.	Selective Insurance Group, Inc.
Horace Mann Educators Corporation	The Hanover Insurance Group, Inc.
James River Group Holdings, Ltd.	United Fire Group, Inc.

Elements of 2022 NEO Compensation

Base Salaries

The Company pays an annual base salary to each NEO to provide the executive officer with a fixed rate of cash compensation during the year. In establishing base salaries, the Committee considers a variety of factors including, but not limited to, leadership and operational performance as it relates to an executive officer’s level of duties and responsibilities, the executive officer’s impact on the Company’s achievement of its strategic objectives, and the executive officer’s base salary relative to the base salaries of individuals in a similar role in peer companies.

In connection with its annual review of executive officer compensation, the Committee considered each NEO’s base salary, and elected to make changes to salary levels for 2022 as shown in the table below:

NEO	2021 Base Salary	2022 Base Salary	% Change
Frederick H. Eppinger	$879,750	$953,000	8.3%
David C. Hisey	$493,750	$513,500	4.0%
Steven M. Lessack	$565,000	$674,267	19.3%
John L. Killea	$497,000	$516,880	4.0%
Tara S. Smith	$305,000	$359,900	18.0%

An 8.3% increase was approved for Mr. Eppinger to reflect his successful leadership and align with comparative market data. Since taking over our Direct Operations and Relocation Services Business Units in late 2019, the Committee has approved annual compensation in 2020 and 2021 for Mr. Lessack that emphasized stock ownership. For 2022, the Committee approved a 19.3% increase for Mr. Lessack to bring his base salary in line with comparative market data. Ms. Smith was given an 18.0% increase to reflect her demonstrated strong leadership and operational performance and compensation position relative to comparative market data for her role.

Short-Term Incentives

Short-Term Incentive Plan for 2022

The Committee believes short-term incentive compensation is a necessary component in providing a competitive pay opportunity. Further, we believe our short-term incentive approach should align to the Company’s overall objectives and contribute to creating shareholder value. We believe this is achieved by putting an emphasis on financial metrics that our executive officers can directly influence and that strongly correlate to our stock performance and giving the Committee the ability to consider leadership competencies and individual contributions and achievements on key non-financial Company objectives.

Setting Target Award Opportunities

The Committee established a short-term incentive target award amount for each NEO as a percentage of base salary. This target is used at the end of the year as the base point for determining any actual award earned. The Committee sets the target award opportunities based on each NEO’s level of responsibility and ability to impact our business results, as well as relative to benchmark pay data, as outlined on page 21.

The 2022 short-term incentive target award opportunities were as follows:

NEO	Base Salary	Short-Term Incentive Target (as a % of Base Salary)	Short-Term Incentive Target ($)
Frederick H. Eppinger	$953,000	125%	$1,191,250
David C. Hisey	$513,500	100%	$513,500
Steven M. Lessack	$674,267	100%	$674,267
John L. Killea	$516,880	100%	$516,880
Tara S. Smith	$359,900	100%	$359,900

2022 Performance Metrics, Goals, Results and Bonus Payouts under the STIP

For 2022, the Committee approved the addition of an Individual Qualitative metric (20% weighting) for all executive officers including the NEOs. We believe the addition of this metric further aligns our STIP to our compensation philosophy of incentivizing our executives to achieve financial and strategic goals in a way that creates and sustains long-term value. The Committee also believes that our executive officers, including the NEOs, should be held accountable for demonstrating leadership competencies that align with our core values, culture and priorities and are critical to attracting, retaining and developing industry leading talent.

Consistent with the previous year, the Committee chose to maintain Net Revenue and Pre-Tax Margin as the financial metrics in our 2022 STIP. The Committee believes Pre-Tax Margin and Net Revenue, as defined below, align our NEOs’ interests with the financial objectives of the Company and are two of the most important metrics used by shareholders to evaluate the financial performance of our business. A heavier weighting on Pre-Tax Margin, as compared to Net Revenue, was maintained because we believe it provides the best measure of our progress towards improving our operating performance and executing on strategic priorities that will drive sustainable, long-term success. Additionally, we believe this heavier weighting better aligns our STIP with our shareholders because of the strong correlation of Pre-Tax Margin with stock price returns.

Our performance metric targets are set in alignment with our annual financial plan, which is developed in the fourth quarter of the preceding year and reviewed and approved by the Company’s Board of Directors no later than early in the first quarter. The development of our annual financial plan is a rigorous process that considers many factors including, but not limited to, prior year performance, industry data, key economic data, Company strategic objectives, and long-term financial goals. The resulting targets reflect performance that we feel balance reasonable attainment with objective progress towards our longer-term financial goals that will benefit our shareholders.

Although we follow a rigorous process to set performance metric targets, the title insurance business is highly sensitive to changes in the level of activity and sales prices in the real estate market. Mortgage interest rates, in particular, can significantly impact our revenues and margin. In consideration of the ongoing risks and uncertainties facing the real estate market, the Committee decided to maintain a target range of +/- 0.25% around our budgeted Pre-Tax Margin to reduce volatility of payouts for performance in that range.

For Messrs. Eppinger, Hisey, and Killea, short-term incentive bonus payouts are based on the achievement of corporate goals. For Mr. Lessack and Ms. Smith, the short-term incentive bonus payout is a mix of corporate-level and business-specific goals tied to the business units they lead, as set forth in the tables below. Mr. Lessack was given a heavier weighting on his business-specific goals to reflect the significant influence his business unit’s performance has on the Company’s overall results. Ms. Smith was given a heavier weighting on her Business Unit Net Operating Revenue as compared to Business Unit Contribution Margin to align with the financials goals for Agency Services.

For each financial goal, the achievement of threshold performance results in a payout multiple of 50% of target, and the achievement of maximum performance results in a payout multiple of 200% of target. Performance below threshold levels results in no payout for that incentive component, and performance between threshold and maximum levels results in an interpolated payout between 50% and 200%.

The following tables provide a breakdown of targeted award opportunities, metrics used to determine short-term incentive payout, performance levels, performance results, and the actual short-term incentive payout as a percent of the target amount indicated in the table above for each NEO. Performance range numbers are rounded.

Financial Goal	Description
Pre-Tax Margin

Pre-Tax Margin is on an adjusted basis and calculated by dividing modified pre-tax profits by modified gross revenues. Modifications remove the effect of investment and other gains (losses), as well as the effects of non-recurring, unusual and/or extraordinary items as determined by the Committee.

Net Revenue

Net Revenue is on an adjusted basis and calculated by subtracting “Amounts retained by independent agencies” from modified gross revenue. Modifications remove the effect of investment and other gains (losses), as well as the effects of non-recurring, unusual and/or extraordinary items as determined by the Committee.

Individual Qualitative Metric

The Committee used the individual qualitative metric to consider each executive officer’s contributions towards key Company strategic objectives and demonstrated leadership competencies. The following contributions and accomplishments were considered in evaluating each NEO’s individual performance:

Frederick H. Eppinger

•        Made acquisitions to expand service offerings, enhance technological capabilities, and grow market presence in certain strategic markets;

•        Strengthened talent in key senior leadership positions;

•        Continued to lead the Company’s efforts to make progress on ESG objectives;

•        Championed a culture of caring and community outreach; and

•        Improved our employee value proposition by dedicating resources to enhance our health and welfare benefits offering, provide more learning and development opportunities for all employees, and support employee engagement.

David C. Hisey

•        Established a strong team and processes which effectively supported our acquisitions strategy;

•        Established a business unit CFO model to provide enhanced financial planning and analysis support to business unit leaders; and

•        Strengthened organization talent through successful hiring and succession planning.

Steven M. Lessack

•        Transitioned senior leadership in several critical areas to better meet strategic goals;

•        Executed on strategic hiring, organizational design/re-design and demonstrated effective senior leadership; and

•        Restructured and realigned operations in several key markets.

John L. Killea

•        Executed on succession plan to transition role to Elizabeth Giddens;

•        Supported the Company’s sustainability efforts in partnership with the ESG Committee, and advised the Board and management with respect to corporate governance matters;

•        Continued to progress the Underwriter Mentoring Program; and

•        Enhanced leadership bench strength in several key areas.

Tara S. Smith

•        Expanded title production capabilities to cover more than triple the number of states from last year;

•        Deployed technology solutions to enhance the experience of our Agents; and

•        Demonstrated progress towards revenue growth in key markets.

Additionally, payout on the individual qualitative metric is capped at the higher of 1) Financial Metrics result or 2) Target payout.

Corporate Performance Goals — Messrs. Eppinger, Hisey, and Killea

Goal Weight	Goal	Performance Range			2022 Result	Actual Payout as a % of Target
		Minimum	Target	Maximum
60%	Corporate Pre-Tax Margin	7.7%	10.75% – 11.25%	14.3%	8.4%	60.6%
20%	Corporate Net Revenue	$1,950M	$2,120M	$2,290M	$1,823.3M	0.0%

Corporate and Business Unit Performance Goals — Mr. Lessack

Goal Weight	Goal	Performance Range			2022 Result	Actual Payout as a % of Target
		Minimum	Target	Maximum
16%	Corporate Pre-Tax Margin	7.7%	10.75% – 11.25%	14.3%	8.4%	60.6%
4%	Corporate Net Revenue	$1,950M	$2,120M	$2,290M	$1,823.3M	0.0%
48%	Contribution Margin (BU)(1)	25.5%	30.0%	34.5%	25.8%	53.7%
12%	Net Operating Revenue (BU)(1)	$1,236.8M	$1,344.4M	$1,451.9M	$1,153.2M	0.0%

____________

(1)    The Business Unit (“BU”) for Mr. Lessack includes Direct Operations, Commercial Services, Asset Preservation Inc., Relocation Services, Stewart Insurance & Risk Management, and International Operations. Contribution Margin and Net Operating Revenue are calculated based on aggregate results and on an adjusted basis following the same description for Pre-Tax Margin and Net Revenue, respectively.

Corporate and Business Unit Performance Goals — Ms. Smith

Goal Weight	Goal	Performance Range			2022 Result	Actual Payout as a % of Target
		Minimum	Target	Maximum
32%	Corporate Pre-Tax Margin	7.7%	10.75% – 11.25%	14.3%	8.4%	60.6%
8%	Corporate Net Revenue	$1,950M	$2,120M	$2,290M	$1,823.3M	0.0%
8%	Contribution Margin (BU)(1)	46.9%	50.7%	54.5%	47.3%	56.1%
32%	Net Operating Revenue (BU)(1)	$272.8M	$303.1M	$333.4M	$277.4M	57.5%

____________

(1)    The Business Unit (“BU”) for Ms. Smith is Agency Services. Contribution Margin and Net Operating Revenue are calculated based on aggregate results and on an adjusted basis following the same description for Pre-Tax Margin and Net Revenue, respectively.

The following table shows the calculation of each NEO’s actual 2022 short-term incentive bonus based on the target opportunity and total payout multiple from the results shown in the tables above. The Committee approved the payout of the individual qualitative metric at target for each NEO in recognition of their individual achievements and demonstrated leadership competencies. The Committee also considered the performance of the Company and believed that the executive officers and NEOs appropriately balanced short-term disciplined cost management activities with long-term investments that will benefit the Company and shareholders in the long term.

NEO	Short-Term Incentive Target	Financial Metrics Payout (80% Weight)	Individual Qualitative Metric Payout (20% Weight)	Total Payout Multiple(1)	2022 Short-Term Incentive Payout
Frederick H. Eppinger	$1,191,250	45.5%	100.0%	56.4%	$671,432
David C. Hisey	$513,500	45.5%	100.0%	56.4%	$289,427
Steven M. Lessack	$674,267	44.4%	100.0%	55.5%	$374,045
John L. Killea	$516,880	45.5%	100.0%	56.4%	$291,332
Tara S. Smith	$359,900	52.9%	100.0%	62.3%	$224,193

____________

(1)    Reflects the aggregate payout multiple from the results shown in the tables above.

Long-Term Incentives

Long-Term Incentive (LTI) Plan for 2022

We believe that long-term incentives are critical to helping the Company achieve alignment of shareholder and executive officer interests by rewarding NEOs for the creation of sustained shareholder value and providing us with a means to attract, retain, and motivate the high-caliber executive officers needed to achieve our desired performance goals.

For 2022, the Committee determined that the Company would not issue stock options (as it had in prior years), but maintained performance-based restricted stock units and time-based restricted stock units. Stock Options were issued in 2020 and 2021 to establish a culture of ownership early in our transformation journey. With that goal now accomplished, the Committee approved a LTI mix for 2022 that aligns well with market design best practices. Except as described in the table below with respect to Mr. Hisey and Mr. Killea, performance-based and time-based restricted stock units represented 60% and 40%, respectively, of the total value of the award based on the grant date fair value. This mix is intended to balance the achievement of performance goals with the importance of retaining key executive officers critical to executing our long-term strategy and delivering strong returns to our shareholders, and also recognizes market practices.

2022 Long-Term Awards (Number of Shares Underlying Awards)

In recognition of Messrs. Hisey and Killea’s strong performance and contributions to the many acquisitions the Company has made in the last two years, the Committee approved their 2022 compensation mix with a greater focus on LTI. The Committee considered their realized compensation over the last three years from 2019-2021 and the strong performance of the Company relative to its pay comparator group over the same period. Consistent with our compensation philosophy, the Committee believed a compensation mix with a greater focus on LTI was the best way to balance recognizing and rewarding their contributions with the long-term interests of the Company and our shareholders. Additionally, the Committee also approved a grant of time-based restricted stock units to 36 Operations Leaders, who are not eligible for an annual LTI grant, to recognize their dedication, hard work, and contributions to the strong performance of the Company over the same three years.

The Committee believes that LTI awards with multi-year vesting schedules encourage retention of key leaders and contribute to a culture of ownership. Additionally, to realize any upside from the target grant value, we need to continue to execute on key long-term strategic objectives and deliver results that drive long-term growth in our stock, which closely aligns to the interests of our shareholders and is a key objective of our executive compensation program.

NEO	Time-Based Restricted Stock Units		Performance Based Restricted Stock Units
Frederick H. Eppinger	13,318		19,977
David C. Hisey	12,123	(1)	9,568
Steven M. Lessack	4,187		6,281
John L. Killea	6,315	(1)	4,815
Tara S. Smith	2,235		3,353

____________

(1)    The Time-Based Restricted Stock Units granted to Mr. Hisey and Mr. Killea include 5,745 Units and 3,105 Units, respectively, with a two-year vesting term that is subject to holding requirements based on our stock ownership guidelines.

Time-Based Restricted Stock Units

Time-based equity awards are granted in the form of restricted stock units. These are intended to encourage the retention of our NEOs and align interests with shareholders by providing a continuing incentive to increase shareholder value. The realized value of the award depends on the Company’s share price at the time awarded units vest. Except as described in the table above with respect to Mr. Hisey and Mr. Killea, the time-based restricted stock units vest in equal annual installments over three years from the grant date of the award.

Performance Based Restricted Stock Units

Performance-based equity awards are granted in the form of restricted stock units and are subject to both performance and time restrictions and are either earned at 100% of the target grant or forfeited. For the performance restriction to be met, the Company must achieve a certain target percentage of Pre-Tax Margin (as defined previously) in three out of seven quarters beginning with Q2 2022 and ending with Q4 2023. If the performance restriction is not met, then the full award will be forfeited. The Committee felt achievement of the target in three out of seven quarters provided the best balance of incentivizing sustainable long-term performance with the risk and challenges of predicting future performance in the real estate market which can be highly volatile largely due to interest rate changes. The time restriction is considered met on the third anniversary of the grant date.

The Committee considered many different metrics but decided to maintain Pre-Tax Margin because it provides a strong measure of management’s operational performance and has a strong correlation to shareholder returns. Additionally, a key part of our long-term strategy is to build a stable and resilient company that can sustain the ups and downs of a full real estate cycle. The Committee believes Pre-Tax Margin aligns well to measuring management’s execution on our long-term strategy, which can have a significant impact on long-term shareholder returns. Although Pre-Tax Margin is also used in our STIP, the Committee believes that along with the approach used to set the targets in each plan as well as the design of each plan, it provides the best and most direct way to retain and reward our NEOs for their performance and align their compensation with the interests of our shareholders.

In setting the Pre-Tax Margin target for 2022, the Committee considered many factors including historical Pre-Tax Margin performance, key economic and real estate market forecasts, and progress made on our long-term strategy. These factors were weighed against the objectives of our LTI program and the Committee decided to set the target for the 2022 grant at 7.75%. We believe this target provides a balance between setting an attainable and sustainable level of operational performance and the difficulty and uncertainty of predicting future performance.

The Committee believes the design of our performance-based restricted stock units promote a strong pay and performance alignment. The use of Pre-Tax Margin provides a metric that strongly contributes to total shareholder returns and is a metric that management can directly influence. It’s measured over a period that can be reasonably forecast and balances attainability with a sustainable level of operational performance. Additionally, the award can only be earned at a maximum 100% of the target grant if the performance restriction is met. This means that for executive officers to realize any upside over the 3-year vesting period, shareholder returns must be positive.

The Decision-Making Process

The Committee, Management, and the Committee’s independent compensation consultant collaborate in designing the executive officer compensation plans with the shared goal of developing and implementing a program that will assist the Company in the accomplishment of its strategic objectives, provide meaningful reward opportunities for NEOs and other executive officers, and promote shareholder value.

The Role of the Compensation Committee

The Committee is comprised solely of independent, non-employee members of the Board of Directors and oversees all components of the executive officer compensation program. Details of the Committee’s authority and responsibilities are specified in its charter, which is available at stewart.com/corporate-governance.

The Committee determines the components and amount of compensation for our NEOs and other executive officers and provides overall guidance for employee compensation policies and programs. The Committee reserves the right to make modifications to annual incentive plans and retains an independent compensation consultant to receive guidance and insight on best practices. The Committee reviews and sets the compensation of the CEO, evaluates CEO performance and compensation in executive session without management present, and consults with the CEO for compensation recommendations for other executive officers. The CEO’s recommendations are based on the achievement of targeted metrics, performance of the individual’s respective business or function, importance and contribution of the individual to the Company’s short-term and long-term success and employee retention considerations. The Committee reviews current compensation best practices with its independent compensation consultant, considers our CEO’s recommendations and approves, in its sole discretion, any compensation changes affecting our executive officers.

The Role of Management

Members of management assist the Committee by providing individual and aggregate pay recommendations that management believes recognize individual contributions and provide market-competitive compensation for executive officers that is consistent with the Company’s compensation philosophy. As part of this process, management engages with the Committee regarding the information provided on market trends, potential compensation plan designs, and industry trends, before making recommendations to the Committee. In support of 2022 compensation plans, management:

•        Recommended base salaries and short-term and long-term incentive target levels for executive officers other than the CEO; and

•        Proposed incentive metrics, targeted performance levels, and plan components for the short-term and long-term incentive plans.

At the end of the 2022 performance year, management reviewed metric-based performance relative to goals in 2022 for each executive officer, and the CEO presented recommendations regarding short-term and long-term incentive award payouts for each of the executive officers aside from himself.

The Committee reviews and discusses management’s recommendations in executive session in conjunction with its independent compensation consultant, when making compensation decisions or recommendations to the full Board.

The Role of the Compensation Consultant

For the 2022 plan year, the Committee engaged Mercer (US) Inc. (“Mercer”) to assist in providing a comprehensive assessment of its executive officer compensation programs.

The Committee’s independent compensation consultant provides various executive officer compensation services to the Committee. Generally, these services include advising the Committee on the principles of our executive officer compensation program and providing market information and analysis regarding the competitiveness of our program design and award values in relation to performance. In addition, the consultants attended meetings of the Committee, as requested by the Committee Chair.

The NYSE has adopted guidelines for compensation committees to consider when evaluating compensation committee advisor independence. The Committee reviewed these guidelines and determined that Mercer is an independent consultant under these guidelines. Mercer performed no services for the Company other than services for the Committee regarding executive officer and non-employee director compensation.

Management communicated with the consultants and provided data to them regarding executive officers but did not direct the consultants’ activities, which were directed by the Committee.

The Committee maintains sole authority to select, retain, terminate, and approve fees and other retention terms of the relationship with the compensation consultant.

Executive Compensation Risk Mitigation

The Committee does not believe that the Company’s compensation policies and practices encourage excessive or unnecessary risk-taking by our executive officers and other employees. Moreover, the Committee believes that our compensation program is designed with an appropriate mix of compensation to mitigate these risks. Practices include:

•        Setting base compensation for executive officers within reasonable ranges of our competitive market and rewarding executive officers through our short-term and long-term incentive plans for exceptional performance when the Company outperforms to align management’s interests with shareholders’ interests;

•        Assuring the Committee maintains discretion to consider any imprudent risk assumption or action that led to short-term gains or otherwise unduly contributed to the attainment of specific objectives and to adjust awards accordingly;

•        Incorporating performance-based long-term incentives, which encourage consistent behavior and reward long-term, sustained Company performance;

•        Prohibiting trading of derivatives or hedging by executive officers and directors, as required in the Company’s Securities Trading and Investment Policy;

•        Maintaining a claw back policy to recover any wrongfully earned performance-based compensation, including stock-based awards, which is designed to deter and prevent detrimental behavior and to protect our investors from financial misconduct;

•        Benchmarking current compensation practices, policies and pay levels with our pay comparator group on a routine basis;

•        Requiring a mandatory forfeiture of grants of unvested equity upon a termination by the Company for cause;

•        Ensuring that the Company’s executive officer compensation program is overseen by a committee of independent directors, who are advised as needed by both internal and external risk experts; and

•        Using share ownership guidelines that require executives to retain a specified ownership level of equity awards.

Stock Ownership Guidelines

A significant focus of our compensation philosophy is on aligning the interests of our executive officers with those of our shareholders. In 2017, the Company implemented stock ownership guidelines, as presented in the table below.

Under the established stock ownership guidelines, the required levels of ownership as a multiple of base salary is five times for the CEO and two times for other NEOs. These levels of ownership must be achieved within a five-year period from either the date the guidelines became effective or the time an individual becomes an executive officer, whichever is later.

The Committee annually monitors stock ownership requirements and the progress of executive officers toward achieving those guidelines. In making this determination, the Committee considers Common Stock deemed to be held in the Stewart 401(k) Savings Plan, Common Stock beneficially owned by the executive officer (but excluding options whether or not exercisable), and time-based restricted stock granted to the executive officer.

As of December 31, 2022, Messrs. Eppinger, Hisey, and Killea have achieved their respective guideline ownership levels. Mr. Lessack and Ms. Smith are still within the five-year timeframe to comply.

Named Executive Officer	Guideline Ownership Level as Multiple of Salary
Frederick H. Eppinger	5x
David C. Hisey	2x
Steven M. Lessack	2x
John L. Killea	2x
Tara S. Smith	2x

Equity Award Policies

The Committee has a policy against making equity grants to our executive officers until any material non-public information has been disclosed to the public.

Claw Back Policy

The Company and the Board reserve the right to recover (or “claw back”) from certain current and/or former executive officers any wrongfully earned performance-based compensation, including stock-based awards, under the following circumstances:

•        There is a restatement of Company financials due to material non-compliance with any financial reporting requirement; or

•        The Board determines that the current or former executive officer has willfully committed an act of fraud, dishonesty or recklessness in the performance of his or her duties that contributed to the non-compliance that resulted in the requirement to restate Company financials; and

•        The cash incentive or performance-based equity compensation would have been less valuable than what was actually awarded or paid based upon the application of the correct financial results.

These provisions are designed to deter and prevent detrimental behavior and to protect our investors from financial misconduct.

Hedging and Pledging

The Company’s insider trading policy prohibits any director, executive officer, employee, or any Section 16 Reporting Person from engaging in transactions designed to insulate them from changes in the Company’s stock price. The Company’s anti-hedging policy prohibits our directors, executive officers, Section 16 Reporting Persons, and all other employees from entering into transactions that include (without limitation) equity swaps or short sales of our securities, margin accounts or pledges of our securities, and hedges or monetization transactions involving our securities that are designed to offset any decrease in the market value of the Company’s securities. In addition, the purchase or sale of puts, calls, options, or other derivative securities based on the Company’s securities is prohibited under this policy and borrowing against any account in which our securities are held is prohibited.

Health and Welfare Plans

The Company’s executive officers, along with all other employees, are eligible to participate in our medical, dental, vision, life, accidental death and disability, long-term disability, short-term disability, and other applicable employee benefits. In addition, executive officers and other key personnel are provided an executive benefit plan that consists of additional Company-paid long-term disability and group variable life insurance basic coverage.

Defined Contribution Plan

The primary tax qualified long-term compensation plan offered to Company employees in the United States is the Stewart 401(k) Savings Plan. Our executive officers participate in this plan on the same terms as our other employees.

Deferred Compensation Plan

The Salary Deferred Compensation Plan is a nonqualified, elective, deferred compensation plan designed to supplement any existing qualified plans and provide an extra financial benefit to key personnel and highly compensated employees. The Company supports this plan as an additional method for key personnel and highly compensated employees to defer all or a portion of their salary, commissions, and bonus to plan for retirement. Assets are held in a separate rabbi trust to pay plan benefits. Rabbi trust assets are subject to the claims of creditors of the Company in the event of bankruptcy. None of the NEOs contributed to this plan in 2022.

Executive Officer Employment Agreements

The Board has approved, based on the recommendation of the Committee, the provision of certain post-termination benefits to executive officers to encourage their continued leadership and commitment in the event of a change in control. In exchange for the benefits provided under each agreement, executive officers are required to agree to certain confidentiality, non-competition, and non-solicitation covenants which the Committee believes are valuable to us when an executive officer’s employment terminates. In addition, the Committee believes that executive officers should be provided with an inducement to remain in the service of our Company in the event of any proposed or anticipated change in control of our Company in order to facilitate an orderly transition, without placing the executive officer in a position where he or she is concerned about being terminated without compensation in connection with such a transaction.

Individual employment agreements exist between each NEO and the Company. The employment agreements articulate the terms and conditions of an executive officer’s employment with the Company, including termination provisions and applicable restrictive covenants. Generally, each agreement contains the following provisions:

•        Term:    following the completion of the initial term, each agreement will automatically be extended annually for a one-year term, unless at least 90 days prior to the applicable renewal date either party gives written notice that the term should not be further extended after the next termination date. Mr. Eppinger has an employment term concluding on December 31, 2025. Following the completion of the existing term for Mr. Eppinger, the agreement will automatically be extended annually for additional one-year terms, unless at least 90 days prior to the applicable renewal date either party gives written notice that the term should not be further extended after the next termination date. Mr. Killea was under a three-year employment term that expired on November 6, 2020. Following the completion of the initial term for Mr. Killea, the agreement was automatically extended annually for additional one-year terms. On December 28, 2022, the Company and Mr. Killea entered into the Transition Services Agreement, which further modified the term of his employment agreement, as further described below, see “Transition Services Agreement with Mr. Killea”.

•        Salary:    initial annual base salary, subject to annual review and increase by the Board.

•        Short-Term and Long-Term Incentive Participation:    opportunity to participate in the Company’s short- and long-term incentive plans are subject to annual review by the Committee. No guaranteed amounts are paid under either our short-term or long-term incentive plans, except as set forth in any accelerated vesting provisions of the respective agreements.

•        Benefit Plan Participation:    opportunity to participate in other benefits offered to employees such as group life, qualified Employee Stock Purchase Plan (“ESPP”), medical plan, and other fringe benefits.

•        Perquisites:    perquisites include normal paid association and membership dues, executive development up to $5,000, financial planning services, and additional executive life insurance and disability benefits for all NEOs. Mr. Eppinger received a monthly housing allowance and participated in the Director Charitable Matching Gift Program in 2022. Mr. Lessack received monthly auto allowances and received tax preparation services. These are described in more detail in the “All Other Compensation” section.

•        Severance and Change in Control Provisions:    described in more detail in the “Potential Payments upon Termination or Change in Control” section.

•        Additional Stockholder-Friendly Requirements:    minimum Company stock ownership requirements and restricted covenants including confidentiality, non-competition, and non-solicitation.

The Committee believes the employment agreements provide assurance to the executive officers by articulating employment terms not subject to change except by annual action.

Transition Services Agreement with Mr. Killea

On December 31, 2022, Mr. Killea retired from his executive officer position at the Company. In order to provide for an orderly transition to the new Chief Legal Officer, Mr. Killea and the Company entered into a Transition Services Agreement (the “Transition Services Agreement”), whereby Mr. Killea assumed the role of Senior Advisor to the Company’s newly appointed Chief Legal Officer, Elizabeth Giddens. The term of the Transition Services Agreement is from December 31, 2022 through March 31, 2023, unless extended by mutual agreement. Under the terms of the Transition Services Agreement, Mr. Killea waived his right to receive long-term incentive compensation for periods commencing on or after January 1, 2023 that he would have been entitled to receive under his then-existing employment agreement, and in exchange, the Company agreed to extend the term of his outstanding stock option awards to permit an extended exercise period through March 31, 2028. The Company also agreed to pay Mr. Killea $25,000 per month for performance of services under the Transition Services Agreement and he shall continue to participate in the Company’s welfare benefit plans. The Committee approved this change to Mr. Killea’s compensation arrangement, as documented by the Transition Services Agreement on the basis that the Company would materially benefit from Mr. Killea’s assistance in transitioning out of his former role at the Company and its determination that the value provided to Mr. Killea by the extension of the exercise period for his stock options was outweighed by the reduction in his salary and the elimination of his right to receive a 2023 equity award.

Recent Developments — Option Agreement Amendment

On March 8, 2023, the Compensation Committee of the Board of Directors of the Company adopted an amendment (the “Option Amendment”) to its outstanding stock option award agreements, other than any such agreements with Mr. Eppinger, to make changes that are consistent with the amendments made to Mr. Killea’s stock option awards which occurred during December 2022. The Option Amendment provides that, if the option holder’s employment with the Company is terminated in connection with a Qualifying Retirement (as defined below), the exercise period for such option shall be extended to the lesser of five years from the date of such Qualifying Retirement and the remaining term of the option. The Compensation Committee adopted the Option Amendment in order to harmonize the terms of its stock option award agreements with the terms of its restricted stock unit award agreements — which was an issue initially highlighted for the Compensation Committee at the time of Mr. Killea’s retirement. Additionally, the Compensation Committee determined that it was appropriate to extend the exercise period so that retirement eligible employees would not defer retirement when stock options may be underwater due to factors primarily related to the current macroeconomic environment.

A Qualifying Retirement means (a) such employee’s employment is terminated by reason of (i) voluntary resignation by the employee at or after age sixty (60) with at least five (5) years of continuous employment with the Company or a subsidiary of the Company or (ii) voluntary resignation by the employee at or after age sixty-five (65), and (b) such employee executes, delivers, and does not revoke, a full release of claims against the Company on or after the date the employee ceases to be employed by the Company in the form provided by the Company.

EXECUTIVE COMPENSATION

Summary of Compensation

The following table summarizes compensation information for each of our NEOs for the three years ended December 31, 2020, 2021, and 2022, for each year they were NEOs.

Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	SEC Total
Frederick H. Eppinger	2022	$953,000	$2,144,198		$ 671,432	$171,683	$3,940,313
Chief Executive Officer	2021	$879,750	$1,583,464	$406,440	$2,199,375	$ 78,626	$5,147,655
	2020	$850,000	$ 764,982	$763,085	$1,593,750	$ 66,028	$4,037,845
David C. Hisey	2022	$513,500	$1,396,900		$ 289,427	$103,980	$2,303,808
Chief Financial Officer,	2021	$493,750	$ 789,975	$202,763	$ 987,500	$128,578	$2,602,566
Secretary, and Treasurer	2020	$475,000	$ 379,986	$379,050	$ 712,500	$100,687	$2,047,223
Steven M. Lessack	2022	$674,267	$ 674,139		$ 374,045	$ 62.360	$1,784,812
Group President	2021	$565,000	$ 701,863	$116,008	$1,130,000	$ 89,170	$2,602,041
	2020	$565,000	$ 117,968	$117,705	$ 847,500	$ 81,538	$1,729,711
John L. Killea	2022	$516,880	$ 716,772	$232,280(5)	$ 291,332	$ 62,732	$1,819,996
Chief Legal Officer and	2021	$497,000	$ 397,596	$102,047	$ 994,000	$ 81,616	$2,072,259
Chief Compliance Officer*	2020	$475,000	$ 189,973	$189,525	$ 712,500	$ 94,647	$1,661,645
Tara Smith	2022	$359,900	$ 359,867		$ 224,193	$ 38,111	$ 982,071
Group President	2021	$305,000	$ 243,946	$ 62,619	$ 610,000	$ 29,922	$1,251,487
	2020	$305,000	$ 103,694	$103,437	$ 264,827	$ 13,762	$ 790,720

____________

*      Mr. Killea has since retired from his position as Chief Legal Officer and Chief Compliance Officer.

(1)   Represents grant date fair value of stock awards granted in the designated year calculated in accordance with FASB ASC Topic 718. For additional information regarding such computations and any related assumptions, see Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. More information on fiscal 2022 Stock Awards is set forth in “Compensation Discussion and Analysis — Elements of 2022 NEO Compensation — Long-term Incentives” and in “Grants of Plan-Based Awards” below.

(2)    Represents grant date fair value of stock options granted to each NEO in the designated year completed in accordance with FASB ASC Topic 718.

(3)    Represents cash incentive awards paid to the NEOs. More information on fiscal 2022 Non-Equity Incentive Plan Compensation is set forth in “Compensation Discussion and Analysis — Elements of 2022 Named Executive Officer Compensation,” and “Compensation Discussion and Analysis — 2022 Performance Metrics, Goals, Results, and Bonus Payouts.”

(4)    See the following table captioned “All Other Compensation.”

(5)    Mr. Killea’s stock options were modified to extend the exercise window to March 31, 2028 in connection with his retirement, as disclosed in “Transition Services Agreement with Mr. Killea”. The modification resulted in incremental fair value, computed as of the December 31, 2022 modification date in accordance with FASB ASC Topic 718.

All Other Compensation

Item	Frederick H. Eppinger	David C. Hisey	Steven M. Lessack	John L. Killea	Tara S. Smith
Other Compensation
Life Insurance	$7,109	$5,770	$13,728	$9,407	$748
Long-Term Disability Insurance Premiums – UNUM IDI	$5,027	$6,836	$3,132	$3,296	$3,768
Long-Term Disability Insurance Premiums Group Basic LTD	$723	$723	$723	$723	$723
Restricted Stock Dividends	$81,174	$81,002	$10,874	$39,656	$8,222
401(k) Matching Contribution	$9,650	$9,650	$9,650	$9,650	$9,650
Tax Preparation Services			$12,254
Perquisites
Auto Allowance			$12,000
Director Charitable Matching Gift Program	$5,000
Financial Planning Services	$15,000				$15,000
Housing Allowance	$48,000
Total	$171,683	$103,980	$62,360	$62,732	$38,111

Grants of Plan-Based Awards

The following table sets forth information concerning individual grants of plan-based equity and non-equity awards for the year ended December 31, 2022.

Name	2022 Grant Date	Short-Term Incentive Plan Awards			Performance Based Long- Term Incentive Plan Awards	Time Based Long-Term Incentive Plan Awards	Stock Options	Grant Date Fair Value of LTI Awards
		Threshold	Target	Maximum
Frederick H. Eppinger	Jan 1(1)	$595,625	$1,191,250	$2,382,500
	Mar 9(2)				19,977			$1,286,519
	Mar 9(3)					13,318		$ 857,679
David C. Hisey	Jan 1(1)	$256,750	$ 513,500	$1,027,000
	Mar 9(2)				9,568			$ 616,179
	Mar 9(3)					12,123		$ 780,721
Steven M. Lessack	Jan 1(1)	$337,134	$ 674,267	$1,348,534
	Mar 9(2)				6,281			$ 404,496
	Mar 9(3)					4,187		$ 269,643
John L. Killea	Jan 1(1)	$258,440	$ 516,880	$1,033,760
	Mar 9(2)				4,815			$ 310,086
	Mar 9(3)					6,315		$ 406,686
	Dec 31(4)						35,625	$ 196,806
	Dec 31(5)						5,522	$ 35,473
Tara S. Smith	Jan 1(1)	$179,950	$ 359,900	$ 719,800
	Mar 9(2)				3,353			$ 215,933
	Mar 9(3)					2,235		$ 143,934

____________

(1)    Reflects 2022 Short-term Incentive Award. More information on fiscal 2022 Non-Equity Incentive Plan Awards is set forth in “Compensation Discussion and Analysis — 2022 Performance Metrics, Goals, Results, and Bonus Payouts.”

(2)    Reflects grant of Performance-Based Restricted Stock Units. For the performance restriction to be met, the Company must achieve 7.75% or greater Pre-Tax Margin in three of seven quarters from Q2 2022 through Q4 2023. 100% of the granted units will be forfeited if the performance restriction is not met. The time restriction is considered met on the third anniversary of the grant date. The grant date fair value is the closing price of the stock ($64.40 on 03/9/2022) on the grant date. More information on fiscal 2022 Equity Incentive Plan Awards is set forth in “Compensation Discussion and Analysis — Long-Term Incentive Plan for 2022.”

(3)    Reflects grant of Time-Based Restricted Stock Units that vest ratably over three years, commencing on the first anniversary of the grant date. For Mr. Hisey and Mr. Killea, this includes 5,745 Units and 3,105 Units with a Grant Date Fair Value of $369,978 and $199,962, respectively, that will vest on the second anniversary of the grant date. The grant date fair value is the closing price of the stock ($64.40 on 03/9/2022) on the grant date. More information on fiscal 2022 Equity Incentive Plan Awards is set forth in “Compensation Discussion and Analysis — Long-Term Incentive Plan for 2022.”

(4)    Reflects the incremental fair value of the modified stock options granted in 2020 for Mr. Killea as calculated in accordance with FASB ASC Topic 718. The exercise price remains $39.76 based on the closing price of the stock on the original grant date of February 7, 2020.

(5)    Reflects the incremental fair value of the modified stock options granted in 2021 for Mr. Killea as calculated in accordance with FASB ASC Topic 718. The exercise price remains $53.24 based on the closing price of the stock on the original grant date of March 10, 2021.

Stock Vested

The following table includes time-based shares granted in 2019, 2020, and 2021 that vested in the 2022 calendar year.

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Frederick H. Eppinger	26,171	$1,585,932
David C. Hisey	8,038	$568,954
Steven M. Lessack	7,097	$474,169
John L. Killea	3,997	$282,801
Tara S. Smith	2,850	$158,047

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning the outstanding equity awards held by each of our NEOs for the year ended on December 31, 2022.

This table includes time-based restricted stock units granted in 2020, 2021 and 2022 and performance-based units granted in 2021 and 2022. The performance shares granted in 2021 have a vesting date of December 31, 2023. The performance shares granted in 2022 have a vesting date of March 9, 2024. The closing price on December 31, 2022, the last trading day in 2022, was $42.73.

Name (a)	Option Awards						Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/Sh)	Option Expiration Date		Number of Time-Based Shares or Units That Have Not Vested (#)	Market Value of Time-Based Shares or Units That Have Not Vested ($)	Number of Performance- Based Shares or Units That Have Not Vested (#)	Market Value of Performance- Based Shares or Units That Have Not Vested ($)
Frederick H. Eppinger	2/7/2020	71,718	71,719	39.76	2/7/2030		6,414	274,070
	3/10/2021	8,797	35,190	53.24	3/10/2031		9,919	423,839	14,871	635,438
	3/9/2022						13,318	569,078	19,977	853,617
David C. Hisey	2/7/2020	35,625	35,625	39.76	2/7/2030		3,186	136,138
	3/10/2021	4,389	17,555	53.24	3/10/2031		4,948	211,428	7,419	317,014
	3/9/2022						12,123	518,016	9,568	408,841
Steven M. Lessack	2/7/2020	11,062	11,063	39.76	2/7/2030		989	42,260
	3/10/2021	2,511	10,044	53.24	3/10/2031		2,831	120,969	4,244	181,346
	3/9/2022						4,187	178,911	6,281	268,387
John L. Killea	2/7/2020	17,812	17,813	39.76	3/31/2028	(1)	1,593	68,069
	3/10/2021	2,209	8,835	53.24	3/31/2028	(1)	2,491	106,440	3,734	159,554
	3/9/2022						6,315	269,840	4,815	205,745
Tara S. Smith	2/7/2020	9,720	9,723	39.76	2/7/2030		870	37,175
	3/10/2021	1,355	5,422	53.24	3/10/2031		1,528	65,291	2,291	97,894
	3/9/2022						2,235	95,502	3,353	143,274

____________

(1)    The expiration date of Mr. Killea’s outstanding options was amended in connection with his retirement, as disclosed in “Transition Services Agreement with Mr. Killea”.

Nonqualified Deferred Compensation Plans

The Company previously established the Deferred Compensation Plan as described on page 30. None of our NEOs deferred 2022 compensation under the plan. Of our NEOs, only Mr. Killea has a balance in the plan. The following table outlines contributions and balances as of December 31, 2022.

Name	2022 NEO Contributions	2022 Change in Account Value(1)	2022 Withdrawals	Ending Balance as of 12/31/22
John L. Killea	$0	$(30,587)	$0	$172,682

____________

(1)    Plan investments generated negative returns in 2022 due to negative market performance. This amount is not reflected in the Summary Compensation Table.

Potential Payments upon Termination or Change in Control

Each of the NEOs (or their beneficiaries) are entitled to certain payments upon termination of employment. The table below represents the payments owed under each termination category.

Payment	Death	Disability	Retirement(1)	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason”(1)	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason” in connection with Change in Control(1)
Accrued Amounts(2)	Yes	Yes	Yes	Yes	Yes
Retirement or Severance Payments	Not applicable	Not applicable	None for CEO; 1 times base salary for other NEOs	2 times base salary for CEO; 1 times base salary for other NEOs	2 times base salary for all NEOs
Short-Term Incentive	Prorated incentive target for full months employed	Prorated incentive target for full months employed	None for CEO; 1 times incentive target for other NEOs	Not applicable	2 times incentive target for all NEOs
Time-Based Long-Term Incentive	Delivered per vesting schedule on a pro-rata basis	Delivered per vesting schedule on a pro-rata basis	None for CEO; Delivered per vesting schedule without proration for other NEOs	Delivered per vesting schedule on a pro-rata basis	Accelerated and fully vested at target(3)
Performance- Based Long-Term Incentive	Delivered per vesting schedule on a pro-rata basis, upon attainment of performance criteria	Delivered per vesting schedule on a pro-rata basis, upon attainment of performance criteria	None for CEO; Delivered per vesting schedule on a pro-rata basis, upon attainment of performance criteria for other NEOs	Delivered per vesting schedule on a pro-rata basis, upon attainment of performance criteria	Accelerated and fully vested at target(3)

Payment	Death	Disability	Retirement(1)	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason”(1)	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason” in connection with Change in Control(1)
Stock Options(4)	Only vested Stock Options are exercisable	Only vested Stock Options are exercisable	Only vested Stock Options are exercisable	Only vested Stock Options are exercisable	Accelerated and fully vested
COBRA Continuation (Medical Insurance)	Not applicable	Employer paid portion up to 12 months	None for CEO; Employer paid portion up to 12 months for other NEOs	Employer paid portion up to 18 months for CEO; 12 months for other NEOs	Employer paid portion up to 18 months for CEO; 12 months for other NEOs
Outplacement Services	Not applicable	Not applicable	Not applicable	None for CEO; Up to $10,000 for other NEOs	None for CEO; Up to $10,000 for other NEOs

____________

(1)    A general release of claims is required in exchange for payments made for a termination tied to retirement, involuntary termination without cause, voluntary resignation for good reason, or in connection with a change in control.

(2)    As of the date of termination, any accrued but unpaid base salary, accrued but unused vacation time, earned but unpaid short-term incentive and long-term incentive payments for the prior fiscal year, vested employee benefits (401(k) Plan) and expenses entitled for reimbursement are collectively known as “Accrued Amounts”. This payment applies to all types of terminations except termination for “Cause”.

(3)    Under the 2018 Incentive Plan and 2020 Incentive Plan, all grants require a “double trigger” to accelerate or modify vesting conditions after a change in control, requiring both a change in control event and a qualifying termination of employment before any vesting will be accelerated.

(4)    In the event of death or disability, vested Stock Options must be exercised on the earlier of one year following the termination of employment or the expiration date. Generally, for the other termination categories, vested Stock Options must be exercised on the earlier of 60 days following the termination of employment or the Expiration Date.

All NEOs are required to sign a document obligating confidentiality, as well as a 12-month non-competition and non-solicitation covenant. If the NEOs violate any provisions, they forfeit all unvested awards and incentive plan benefits.

In addition to the payments and provisions above, if Mr. Eppinger and the Company agree to mutually separate upon the conclusion of the employment term on December 31, 2025, he will be entitled to his unvested time-based long-term incentives delivered as per the vesting schedule, and unvested performance-based long-term incentives delivered as per the vesting schedule, upon attainment of performance criteria.

The tables below show details of payout amounts under each termination category if they would have occurred on December 31, 2022. Long-term incentive values reflect the closing price of our Common Stock of $42.73 on December 31, 2022 multiplied by the target number of unvested shares/units for each NEO. Stock Options values reflect the aggregate value of the difference between the closing price of our Common Stock of $42.73 on December 31, 2022 and the per share exercise prices multiplied by the number of vested options for each NEO. Long-term incentive forfeiture provisions and pro-rata calculations have been incorporated as applicable.

Frederick H. Eppinger	Death	Disability	Retirement(1)	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason”	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason” in connection with Change in Control
Cash Severance or Retirement Payments				$1,906,000	$1,906,000
Short-Term Incentive	$1,191,250	$1,191,250			$2,382,500
Time-Based Long-Term Incentive	$746,237	$746,237		$746,237	$1,266,987
Performance-Based Long-Term Incentive	$778,669	$778,669		$778,669	$1,489,055
Stock Options	$213,002	$213,002		$213,002	$426,008
COBRA Continuation (Medical Insurance)		$17,137		$25,705	$25,705
Total	$2,929,158	$2,946,295	$0	$3,669,613	$7,496,255

____________

(1)    As of December 31, 2022, per his employment agreement Mr. Eppinger was not eligible for retirement benefits and would therefore not receive any payments under that termination category.

David C. Hisey	Death or Disability	Retirement	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason”	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason” in connection with Change in Control
Cash Severance or Retirement Payments		$513,500	$513,500	$1,027,000
Short-Term Incentive	$513,500	$513,500		$1,027,000
Time-Based Long-Term Incentive	$490,540	$865,582	$490,540	$865,582
Performance-Based Long-Term Incentive	$382,775	$382,775	$382,775	$725,855
Stock Options	$105,806	$105,806	$105,806	$211,613
Outplacement Services			$10,000	$10,000
Total	$1,492,622	$2,381,163	$1,502,622	$3,867,049
Steven M. Lessack	Death	Disability	Retirement	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason”	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason” in connection with Change in Control
Cash Severance or Retirement Payments			$674,267	$674,267	$1,348,534
Short-Term Incentive	$674,267	$674,267	$674,267		$1,348,534
Time-Based Long-Term Incentive	$182,500	$182,500	$342,139	$182,500	$342,139
Performance-Based Long-Term Incentive	$230,443	$230,443	$230,443	$230,443	$449,733
Stock Options	$32,854	$32,854	$32,854	$32,854	$65,711
COBRA Continuation (Medical Insurance)		$7,476	$7,476	$7,476	$7,476
Outplacement Services				$10,000	$10,000
Total	$1,120,064	$1,127,540	$1,961,446	$1,137,540	$3,572,128

John L. Killea	Death	Disability	Retirement	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason”	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason” in connection with Change in Control
Cash Severance or Retirement Payments			$516,880	$516,880	$1,033,760
Short-Term Incentive	$516,880	$516,880	$516,880		$1,033,760
Time-Based Long-Term Incentive	$250,953	$250,953	$444,349	$250,953	$444,349
Performance-Based Long-Term Incentive	$192,627	$192,627	$192,627	$192,627	$365,299
Stock Options	$52,902	$52,902	$52,902	$52,902	$105,806
COBRA Continuation (Medical Insurance)		$13,298	$13,298	$13,298	$13,298
Outplacement Services				$10,000	$10,000
Total	$1,013,362	$1,026,660	$1,736,936	$1,036,660	$3,006,273
Tara S. Smith	Death	Disability	Retirement(1)	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason”(1)	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason” in connection with Change in Control
Cash Severance or Retirement Payments				$359,900	$719,800
Short-Term Incentive	$359,900	$359,900			$719,800
Time-Based Long-Term Incentive	$112,465	$112,465		$112,465	$197,968
Performance-Based Long-Term Incentive	$123,832	$123,832		$123,832	$241,168
Stock Options	$28,868	$28,868		$28,868	$57,746
COBRA Continuation (Medical Insurance)		$17,137		$17,137	$17,137
Outplacement Services				$10,000	$10,000
Total	$625,065	$642,202	$0	$652,202	$1,963,619

____________

(1)    As of December 31, 2022, Ms. Smith was not retirement eligible due to her age and therefore would not receive any payments under that termination category.

Compensation of Directors

Our directors received fees as follows during the year ended December 31, 2022:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)(3)	Total
Thomas G. Apel	$220,000	$85,000	$4,495(4)	$309,495
C. Allen Bradley, Jr.	$102,500	$85,000	$1,995(5)	$189,495
Robert L. Clarke	$35,000	$170,000	$8,990(6)	$213,990
William S. Corey	$110,000	$85,000	$6,995(7)	$201,995
Deborah Matz	$107,500	$85,000	$6,953(8)	$199,453
Matthew W. Morris	$85,000	$85,000	$6,995(7)	$176,995
Karen R. Pallotta	$112,500	$85,000	$1,995(5)	$199,495
Manuel Sánchez	$107,500	$85,000	$6,995(7)	$199,495

____________

(1)    The annual stock award to non-management directors elected at the 2022 annual meeting of stockholders was valued based on the market value per share of Common Stock at the close of business on May 26, 2022. The non-management directors received approximately $85,000 or $170,000 in unrestricted stock as noted, rounded to the nearest whole share.

(2)    The directors are eligible to participate in the Director Charitable Matching Gift Program from the Stewart Foundation. Under this program, an eligible director’s total charitable gifts of up to $5,000 per calendar year will qualify. The Stewart Foundation will contribute to charitable organizations an amount equal to 1 to 1 the contribution made by the eligible director.

(3)    The Company accrued for dividends relating to restricted stock granted to directors as part of their 2021 annual retainer which vested as of the 2022 Annual Meeting date, May 26, 2022, and paid those dividends directly to the directors upon vesting.

(4)    Includes a director charitable match of $2,500 and dividend compensation, shown rounded to the nearest whole dollar, of $1,995.

(5)    Includes dividend compensation, shown rounded to the nearest whole dollar, of $1,995.

(6)    Includes a director charitable match of $5,000 and dividend compensation, shown rounded to the nearest whole dollar, of $3,990.

(7)    Includes a director charitable match of $5,000 and dividend compensation, shown rounded to the nearest whole dollar, of $1,995.

(8)    Includes a director charitable match of $4,958 and dividend compensation, shown rounded to the nearest whole dollar, of $1,995.

Compensation for our non-management directors for 2022 consisted of cash compensation for annual retainers, equity compensation consisting of stock awards, and certain other compensation. Each of the current components of our non-management director compensation is described in more detail below. In 2022, we paid annual retainers to Board members, Committee Chairs, and Committee members as follows:

•        Board cash retainer of $85,000

•        Board unrestricted stock retainer of $85,000

•        Chairman of the Board cash retainer of $125,000

•        Committee Chair cash retainers in the following amounts:

•         Audit — $35,000

•        Compensation — $20,000

•        Nominating and Corporate Governance — $17,500

•        Committee member cash retainers in the following amounts:

•        Audit — $15,000

•        Compensation — $10,000

•        Nominating and Corporate Governance — $7,500

Directors have the option to take their entire retainer in stock. They must notify the Secretary of such election by January 31 of each year. In addition, we reimburse reasonable expenses incurred for attendance at Board and Committee meetings.

Please see the Share Ownership Guidelines section on page 13 for information concerning stock ownership guidelines for directors.

CEO Pay Ratio Disclosure

The pay ratio has been calculated using CEO annual total compensation as a multiple of our median employee’s annual total compensation. Mr. Eppinger’s 2022 total compensation, as disclosed in the Summary Compensation Table on page 33, was used for this calculation since he served as the CEO of the Company for the entirety of 2022. The following methodology was used to calculate the median employee total compensation:

•        The Company’s total employee population was approximately 7,100 employees globally on December 31, 2022. Compensation paid to employees in local currencies was converted to USD using exchange rates on December 31, 2022.

•        Calculated total compensation in accordance with Item 402(c)(2)(x) of Regulation S-K (the same way total compensation was calculated for the CEO in the Summary Compensation Table) for each employee and annualized the total compensation for any employee who worked less than a full year, based on the number of days they were employed in FY 2022.

Based on the foregoing, the CEO’s annual total compensation was 72.51 times the median of the annual total compensation of all employees, excluding the CEO, of $54,342.

We believe the pay ratio disclosed above is a reasonable estimate calculated in accordance with SEC rules, based on our records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio allow companies to use a variety of methodologies and apply various assumptions. The application of various methodologies may result in significant differences in the results reported by SEC reporting companies. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio we report above.

Pay versus Performance Table

Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(1, 4)	Average Summary Compensation Table Total for Non-CEO NEOs(2)	Average Compensation Actually Paid to Non-CEO NEOs(2, 4)	Value of Initial Fixed $100 Investment Based On:		Net Income (In $M)	Pre-Tax Margin
					Total Shareholder Return	Peer Group Total Shareholder Return(3)
2022	$3,940,313	$(1,589,146)	$1,722,672	$153,723	114.37	117.11	$162.3	7.6%
2021	$5,147,655	$10,064,576	$2,132,088	$3,589,953	206.56	123.24	$323.2	13.1%
2020	$4,037,845	$5,933,605	$1,557,325	$2,381,666	122.55	94.84	$154.9	9.5%

____________

(1)    Mr. Eppinger was the CEO for 2020, 2021, and 2022.

(2)    Messrs. Hisey, Lessack, and Killea and Ms. Smith were non-CEO NEOs for 2020, 2021, and 2022.

(3)    Peer Group used in 2022 calculations is the group of companies disclosed in the “Pay Comparator Group” section of the CD&A portion of the 2023 Stewart Information Services Corporation proxy filing.

Peer Group used in 2021 calculations, for fiscal year ended December 31, 2021, below:
American Equity Investment Life Holding Company	MGIC Investment Corporation
American National Insurance Company	Old Republic International Corporation
Argo Group International Holdings, Ltd.	ProAssurance Corporation
CNO Financial Group, Inc.	Radian Group Inc.
Employers Holdings, Inc.	RLI Corp.
Enstar Group Limited	Safety Insurance Group, Inc.
First American Financial Corporation	Selective Insurance Group, Inc.
Hilltop Holdings Inc.	State Auto Financial Corporation
Horace Mann Educators Corporation	The Hanover Insurance Group, Inc.
James River Group Holdings, Ltd.	United Fire Group, Inc.
Mercury General Corporation

Peer Group used in 2020 calculations, for fiscal year ended December 31, 2020, below:
American Equity Investment Life Holding Company	MGIC Investment Corporation
American National Insurance Company	National General Holdings Corporation
Argo Group International Holdings, Ltd.	Old Republic International Corporation
CNO Financial Group, Inc.	ProAssurance Corporation
Employers Holdings, Inc.	Radian Group Inc.
Enstar Group Limited	RLI Corp.
First American Financial Corporation	Safety Insurance Group, Inc.
Hilltop Holdings Inc.	Selective Insurance Group, Inc.
Horace Mann Educators Corporation	State Auto Financial Corporation
James River Group Holdings, Ltd.	The Hanover Insurance Group, Inc.
Mercury General Corporation	United Fire Group, Inc.

(4)    The following table reflects the adjustments made to the Summary Compensation Table to determine Compensation Actually Paid.
	2022		2021		2020
Adjustments	CEO	Average non-CEO NEOs	CEO	Average non-CEO NEOs	CEO	Average non-CEO NEOs
Summary Compensation Table Total	$3,940,313	$1,722,672	$5,147,655	$2,132,088	$4,037,845	$1,557,325
(-) Grant Date Fair Value of Stock Awards Granted in FY	$2,144,198	$786,920	$1,583,464	$533,345	$764,982	$197,905
(-) Grant Date Fair Value of Option Awards Granted in FY	$0	$58,070	$406,440	$120,859	$763,085	$197,429
(+) Stock Awards Granted in CFY and Unvested as of end of CFY	$1,422,695	$522,129	$2,371,330	$798,715	$930,446	$240,712
(+) Option Awards Granted in CFY and Unvested as of end of CFY	$0	$0	$1,254,522	$373,045	$2,381,299	$616,102
(+) Stock Awards Granted in Prior Years and Unvested as of end of CFY	$(1,154,548)	$(334,147)	$866,847	$141,439	$112,081	$65,028
(+) Option Awards Granted in Prior Years and Unvested as of end of CFY	$(2,806,312)	$(751,583)	$2,471,764	$639,508	$0	$0
(+) Stock Awards Granted in Prior Years and Vested during CFY	$(500,682)	$(67,164)	$(1,475)	$173,892	$0	$297,834
(+) Option Awards Granted in Prior Years and Vested during CFY	$(346,414)	$(93,194)	$(56,163)	$(14,531)	$0	$0
= Compensation Actually Paid	$(1,589,146)	$153,723	$10,064,576	$3,589,953	$5,933,605	$2,381,666

The following graphs illustrate the relationship between compensation actually paid and Company performance using the metrics within the Pay versus Performance Table.

Compensation Actually Paid vs. Pre-Tax Margin
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
-$2,000,000
Actual Compensation Paid $
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
Pre-Tax Margin
2020
2021
2022
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Non-CEO NEOs
Pre-Tax Margin

The following table provides a list of the most important performance measures used to link compensation actually paid to Company performance.

Company-selected performance measures
Pre-Tax Margin
Company Total Revenue
Title Segment Operating Revenue
Title Market Share
Diluted EPS
Employee Engagement

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes information relating to our common stock that may be issued under the Stewart Information Services Corporation 2020 Incentive Plan, as of December 31, 2022.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,060,528(1)	$42.36	740,105
Equity compensation plans not approved by security holders
Total	1,060,528	$42.36	740,105

____________

(1)    Consists of 586,322 Restricted Stock Units and Stock Options unvested and/or unexercised that were granted from the 2018 Stewart Information Services Corporation 2018 Incentive Plan and 474,206 Restricted Stock Units, Performance Stock Units, and Stock Options unvested and/or unexercised that were granted from the 2020 Stewart Information Services Corporation 2018 Incentive Plan.

COMPENSATION COMMITTEE REPORT

To the Board of Directors of Stewart Information Services Corporation:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with the Company’s management and, based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee
Karen R. Pallotta, Chair
Thomas G. Apel
William S. Corey
Dated: March 29, 2023

PROPOSAL NO. 2

ADVISORY VOTE REGARDING THE COMPENSATION OF
STEWART INFORMATION SERVICES CORPORATION’S
NAMED EXECUTIVE OFFICERS

The Compensation Discussion and Analysis beginning on page 18 of this proxy statement describes the Company’s executive compensation program and the compensation decisions made by the Compensation Committee and the Board of Directors for 2022 with respect to the CEO and other executive officers named in the Summary Compensation Table on page 33 (whom we refer to as the NEOs). The Board of Directors is asking stockholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s executive officers named in the Summary Compensation Table, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).”

The Board of Directors is asking stockholders to support this proposal. While the advisory vote we are asking you to cast is non-binding, the Compensation Committee and the Board of Directors value the views of our stockholders and will take into account the outcome of the vote when considering future compensation decisions for our NEOs.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION REGARDING THE COMPENSATION OF STEWART INFORMATION SERVICES CORPORATION’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF
KPMG LLP
AS STEWART INFORMATION SERVICES CORPORATION’S
INDEPENDENT AUDITORS FOR 2023

KPMG LLP served as our principal independent auditors for our fiscal year ended December 31, 2022 and 2021. Our Audit Committee has reappointed KPMG LLP as our principal independent auditors for our fiscal year ending December 31, 2023. Our stockholders are being asked to vote to ratify the appointment of KPMG LLP. If the stockholders do not ratify the appointment, the Audit Committee will reconsider its selection of KPMG LLP and will either continue to retain this firm or appoint new independent auditors. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint different independent auditors at any time during the year if it determines that such a change would be in the Company’s and the stockholders’ best interests. We expect representatives of KPMG LLP to be present at the 2023 Annual Meeting with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.

Audit and Other Fees

The following table sets forth the aggregate fees billed for professional services rendered by KPMG LLP for each of our last two fiscal years:

	Year Ended December 31
	2022	2021
Audit fees(1)	$2,620,336	$2,641,686
Audit-related	—	—
Tax fees(2)	$2,070	$2,466
All other fees	—	—

____________

(1)    Fees for the audit of our annual financial statements, the audit of the effectiveness of our internal controls over financial reporting, review of consolidated financial statements included in our Quarterly Reports on Form 10-Q, Stewart’s fees related to procedures performed in connection with the filing of registration statements and the issuance of comfort letters in 2021, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements for the fiscal years shown.

(2)    Fees for professional services rendered by KPMG LLP for tax compliance services.

The Audit Committee must preapprove all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditors. Since May 6, 2003, the effective date of the SEC’s rules requiring preapproval of audit and non-audit services, 100% of the services identified in the preceding table were preapproved by the Audit Committee. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that the subcommittee will present all decisions to grant preapprovals to the full Audit Committee at its next scheduled meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS STEWART INFORMATION SERVICES CORPORATION’S INDEPENDENT AUDITORS FOR 2023.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Board has established an Audit Committee (the “Committee”) of independent directors, which operates under a written charter adopted by the Board on November 4, 2021. The Charter is reviewed annually and is available in the “Corporate Governance” section of our web site: stewart.com/corporate-governance.

The Committee currently consists of four members: Robert L. Clarke (Chair), William S. Corey, Deborah Matz, and Manuel Sánchez, each of whom possesses the necessary levels of financial literacy required to enable them to serve, and all members qualify as Audit Committee Financial Experts as defined by the rules of the Securities and Exchange Commission. For more information on Committee member qualifications and credentials, please see “Proposal 1 — Election of Directors — Director Nominees” on page 5 above. A more detailed discussion of the Committee, including the number of meetings and attendance, is provided above under “Committees of the Board of Directors.”

Under its charter, the primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities as to, among other duties: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the performance of the internal audit function of the Company; (iv) the Company’s financial and operational risk management; (v) the Company’s information technology security protections and procedures; and (vi) the Board’s evaluation and control of the Company’s risk profile.

The Company’s management team has primary responsibility for preparing the consolidated financial statements and for the Company’s financial reporting process. The Company’s independent registered public accountants, KPMG LLP, are responsible for expressing an opinion on the Company’s consolidated financial statements, and whether such financial statements are presented fairly in accordance with U.S. generally accepted accounting principles.

Each year, the Committee reviews and evaluates the qualifications, performance and independence of the independent registered public accountants and lead partner, including taking into account the opinions of management. In doing so, the Committee considers a number of factors including, but not limited to: quality of services provided; technical expertise and knowledge of the industry; effective communication, objectivity and independence; and the potential impact of changing independent registered public accountants. Further, the Committee selects the lead partner of the independent registered public accountants who generally rotates every five years in accordance with SEC rules. The current lead partner was engaged in 2019. Based on its evaluation, the Committee believes that it is in the best interest of the Company and its stockholders to continue retention of KPMG LLP (“KPMG”) as our independent registered public accountants.

The Committee reviews with the independent registered public accountants the scope of the external audit engagement, and oversees the internal audit, ethics and compliance functions, and regularly reviews the financial results prior to earnings announcements. The Committee regularly meets with the independent registered public accountants, the internal auditors, and the Chief Legal Officer, with and without management present, to discuss the results of their examinations and evaluations.

In this context, the Committee hereby reports as follows:

1.      The Committee has reviewed and discussed the audited financial statements with the Company’s management.

2.      The Committee has discussed with the independent registered public accountants the matters required to be discussed under the applicable rules adopted by the Public Company Accounting Oversight Board (PCAOB).

3.      The Committee has received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the PCAOB regarding the independent registered accountants’ communications with the Committee concerning independence and has discussed with the independent registered public accountants the independence of the registered public accountants.

4.      Based on the review and discussions referred to in paragraphs (1) through (3) above, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.

In discharging its other primary functions, the Committee receives periodic reports from the Chief Legal Officer with respect to the Company’s compliance with legal and regulatory requirements; reviews with the Chief Legal Officer the status of major claims and litigation related to policy losses; meets with and reviews quarterly the activities of the internal auditors, particularly with respect to their continuous audit activities of independent agents; meets quarterly and receives reports from the Company’s Chief Information Security Officer and from the Company’s independent consultants and other experts; and reviews at least annually the Company’s risk profile.

The undersigned members of the Committee have submitted this report:

Robert L. Clarke, Chair
William S. Corey
Deborah Matz
Manuel Sánchez
Dated: February 24, 2023

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 20, 2023, for:

•        each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•        each of our directors and director nominees;

•        each of our named executive officers; and

•        all of our current directors and executive officers as a group.

Beneficial ownership has been determined in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the following table have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 27,390,756 shares of common stock outstanding at March 20, 2023. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, or restricted stock units (RSUs) held by that person that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of March 20, 2023. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the following table is c/o Stewart Information Services Corporation, 1360 Post Oak Boulevard, Suite 100, Houston, Texas 77056.

Beneficial Owner	Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class
5% Stockholders
BlackRock, Inc	Common Stock	3,900,045	(2)	14.24
55 East 52nd Street New York, NY 10055
The Vanguard Group	Common Stock	2,093,169	(3)	7.64
100 Vanguard Blvd. Malvern, PA 19355
Allspring Global Investments Holdings, LLC	Common Stock	1,658,835	(4)	6.06
525 Market Street San Francisco, CA 94105
Dimensional Fund Advisors LP	Common Stock	1,561,237	(5)	5.70
6300 Bee Cave Road, Building One Austin, TX 78746
Victory Capital Management, Inc	Common Stock	1,519,062	(6)	5.55
4900 Tiedemann Rd., 4th Floor Brooklyn, OH 44144

Named Executive Officers, Directors and Nominees
Frederick H. Eppinger†°	Common Stock	280,846	(7)	*
David C. Hisey	Common Stock	139,107	(8)	*
John L. Killea***	Common Stock	44,561	(9)	*
Steven M. Lessack	Common Stock	42,433	(10)	*
Tara Smith	Common Stock	31,506	(11)	*
Matthew Morris†°	Common Stock	86,930	(12)	*
Thomas G. Apel†°	Common Stock	37,375		*
C. Allen Bradley, Jr.†°	Common Stock	13,227		*
William S. Corey, Jr.†°	Common Stock	4,626	(13)	*

Beneficial Owner	Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Deborah J. Matz†°	Common Stock	4,762	(14)	*
Robert L. Clarke†°	Common Stock	52,668		*
Karen R. Pallotta†°	Common Stock	5,389		*
Manuel Sánchez†°	Common Stock	6,789		*
All executive officers and directors as a group (15 persons)**	Common Stock	763,809		*

____________

*       Less than 1%.

**     Includes directors, nominees, and current executive officers.

***   Mr. Killea retired from the position of Chief Legal Officer and Chief Compliance Officer effective December 31, 2022.

†       Director nominee

°        Current director

(1)    Unless otherwise indicated, the beneficial owner has sole voting and dispositive power with respect to all shares indicated.

(2)    BlackRock, Inc. reported sole voting power with respect to 3,852,574 of such shares and sole dispositive power with respect to 3,900,045 shares in its report on Schedule 13G/A filed January 23, 2023.

(3)    The Vanguard Group reported shared voting power with respect to 25,509 shares, sole dispositive power with respect to 2,044,173 shares, and shared dispositive power with respect to 48,996 shares in its report on Schedule 13G/A filed February 9, 2023.

(4)    Allspring Global Investments Holdings, LLC reported sole voting power with respect to 1,598,009 shares and sole dispositive power with respect to 1,658,835 shares and Allspring Global Investments, LLC reported sole voting power with respect to 251,205 shares and sole dispositive power with respect to 1,656,207 shares in their report on Schedule 13G filed January 13, 2023.

(5)    Dimensional Fund Advisors LP reported sole voting power with respect to 1,537,037 shares and sole dispositive power with respect to 1,561,237 in its report on Schedule 13G filed on February 10, 2023.

(6)    Victory Capital Management, Inc. reported sole voting power with respect to 1,508,140 shares and sole dispositive power with respect to 1,519,062 shares in its report on Schedule 13G filed February 2, 2023.

(7)    The amount shown includes 165,430 vested and exercisable stock options. The amount shown does not include 101,132 unvested restricted stock units or 21,994 unvested stock options.

(8)    The amount shown includes 82,222 vested and exercisable stock options. The amount shown does not include 54,576 unvested restricted stock units or 10,972 unvested stock options.

(9)    The amount shown includes 41,147 vested and exercisable stock options. The amount shown does not include 15,042 unvested restricted stock units or 5,522 unvested stock options.

(10)  The amount shown includes 28,403 vested and exercisable stock options, 10 shares held through the Company’s 401K plan and 992 shares held by his spouse, including 655 shares held through the Company’s 401K plan, 329 shares held through the Company’s ESPP and 8 shares held directly. The amount shown does not include 31,222 unvested restricted stock units or 6,277 unvested stock options.

(11)  The amount shown includes 22,831 vested and exercisable stock options, 12 shares in the Company’s 401K plan and 81 shares acquired through the Company’s dividend reinvestment plan. The amount shown does not include 16,699 unvested restricted stock units or 3,389 unvested stock options.

(12)  The amount shown includes 11 shares held in an IRA.

(13)  The amount shown includes 11 shares acquired through the Company’s dividend reinvestment plan.

(14)  The amount shown includes 12 shares acquired through the Company’s dividend reinvestment plan.

Delinquent Section 16(a) Reports

Each of our directors and certain officers is required to report to the SEC by a specified date, his or her transactions related to our Common Stock. Based solely on a review of the copies of reports furnished to us or written representations that no other reports were required, we believe that all filing requirements applicable to our executive officers, directors and greater-than 10% beneficial owners were met during 2022.

CERTAIN TRANSACTIONS

Pursuant to the Stewart Code of Business Conduct and Ethics and the Company’s Code of Ethics for Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer, each of which are available on our website at stewart.com/corporate-governance (together, the “Company Codes”), if any director or executive officer has a conflict of interest (direct or indirect, actual or potential) with the Company, such as any personal interest in a transaction involving the Company, the conflict must be fully, fairly and timely disclosed to the Company (either to the Board of Directors or the Company’s Chief Legal Officer, as provided for by the Company Codes). Conflicts of interest may include transactions between the Company and the immediate family of a director or executive officer, such as their spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and cohabitants. Any transaction involving an actual and material conflict of interest between the Company and any of its directors or executive officers is prohibited unless approved by the Board of Directors. A director with a conflict of interest must recuse himself or herself from participating in any decision to approve any such transaction. Furthermore, any material transaction between the Company and any holder of 5% or more of the Company’s voting securities is also prohibited unless approved by the Board of Directors.

In 1986, the Company entered into an agreement with Malcolm S. Morris, the father of Matthew W. Morris who is one of our directors, pursuant to which he or his designee is entitled to receive, commencing upon his death or attainment of the age of 65 years, 15 annual payments in amounts that will, after payment of federal income taxes thereon, result in a net annual payment of $133,333 to him. For purposes of such agreement, the beneficiary is deemed to be subject to federal income taxes at the highest marginal rate applicable to individuals. Such benefits are fully vested and are forfeited only if a beneficiary’s employment with us is terminated by reason of fraud, dishonesty, embezzlement or theft. Mr. Morris began receiving his payments in 2011 when he turned age 65. He receives his payment on or as soon as administratively feasible after his birthday each year.

Susan K. Duva is the spouse of Steven M. Lessack. For the year ended December 31, 2022, Ms. Duva served as Foreign Services Manager and received compensation of approximately $150,319.

Jordan M. Lessack is the son of Steven M. Lessack. For the year ended December 31, 2022, Mr. Jordan Lessack served as Assistant Operations Controller and received compensation of approximately $120,133.

In 2022, the Company, through its subsidiaries, provided Adfitech, Inc. with replacement title policies and appraisal/valuation products to support Adfitech’s diligence work for their customers. Thomas G. Apel, the Chairman of our Board, is the CEO of Adfitech. For 2022, the amount involved in such transactions was $601,535. We do not believe that Mr. Apel had a direct or indirect material interest in the transactions that would impair his independence or status as a “non-employee director” or “outside director” under applicable rules of the NYSE, SEC or the Code. Furthermore, the amount involved is less than 1% of the revenues of each of the Company and Adfitech.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

To be included in the proxy statement and form of proxy relating to our 2024 annual meeting of stockholders, proposals of Common Stockholders must comply with Rule 14a-8, and with respect to nominations for director, Rule 14a-19 of the Exchange Act and be received by us at our principal executive offices, 1360 Post Oak Boulevard, Suite 100, Houston, Texas 77056, by February 17, 2024.

HOUSEHOLDING

To reduce the expenses of delivering duplicate proxy materials, we may take advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials, including the Notice of Internet Availability of Proxy Materials, to stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received a single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of the proxy materials, you may request a separate copy of these materials at no cost to you by contacting us at Stewart Information Services Corporation, Attention: Secretary, 1360 Post Oak Boulevard, Suite 100, Houston, Texas 77056 or at (713) 625-8100. For future annual meetings, you may request separate voting materials, or request that we send only one Notice or Internet Availability of Proxy Materials or, if applicable, set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

OTHER MATTERS

Except as set forth in this proxy statement, our management does not know of any other matters that may come before the 2023 Annual Meeting. However, if any matters other than those referred to above should properly come before the 2023 Annual Meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment.

If you wish to bring any item of business, except to nominate an individual for election as a director, which is addressed in the immediately following sentence, before the stockholders at our 2024 annual meeting of stockholders, you must provide notice of your intention to do so in accordance with the advance notice of business procedures set forth in the Company’s By-Laws no later than February 17, 2024, and no earlier than January 18, 2024. If you wish to nominate an individual for election as a director at our 2024 annual meeting of stockholders, you must provide notice of your intention to do so in accordance with the advance notice of nomination procedures set forth in the Company’s By-Laws no later than February 17, 2024, and no earlier than January 18, 2024. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19.

By Order of the Board of Directors,

Elizabeth K. Giddens Corporate Secretary
April 5, 2023

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/STC or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Annual Meeting To access the virtual Annual Meeting, please visit www.meetnow.global/MZ4JL6S. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2023 Annual Meeting Proxy Card VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals X – X and for every 1. Election of Directors: 01 - Thomas G. Apel 02 - C. Allen Bradley, Jr. 03 - Robert L. Clarke 04 - William S. Corey, Jr. 05 - Frederick H. Eppinger, Jr. 06 - Deborah J. Matz 07 - Matthew W. Morris 08 - Karen R. Pallotta 09 - Manuel Sánchez Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. For Against Abstain Any other business that properly comes before the meeting. 2. Approval of the compensation of Stewart Information Services Corporation’s named executive officers (Say-on-Pay). 3. Ratification of the appointment of KPMG LLP as Stewart Information Services Corporation’s independent auditors for 2023. For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 P C F

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/STC or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Annual Meeting To access the virtual Annual Meeting, please visit www.meetnow.global/MZ4JL6S. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2023 Annual Meeting Proxy Card VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals X – X and for every 1. Election of Directors: 01 - Thomas G. Apel 02 - C. Allen Bradley, Jr. 03 - Robert L. Clarke 04 - William S. Corey, Jr. 05 - Frederick H. Eppinger, Jr. 06 - Deborah J. Matz 07 - Matthew W. Morris 08 - Karen R. Pallotta 09 - Manuel Sánchez Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. For Against Abstain Any other business that properly comes before the meeting. 2. Approval of the compensation of Stewart Information Services Corporation’s named executive officers (Say-on-Pay). 3. Ratification of the appointment of KPMG LLP as Stewart Information Services Corporation’s independent auditors for 2023. For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 P C F

2023 Annual Meeting of Stewart Information Services Corporation Stockholders Wednesday, May 17, 2023, 8:30 a.m. CT The 2023 Annual Stockholders Meeting will be completely virtual. You may access the meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.meetnow.global/MZ4JL6S To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: http://www.envisionreports.com/STC and at www.meetnow.global/MZ4JL6S IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Stewart Information Services Corporation Notice of 2023 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 17, 2023 Elizabeth Giddens, David Hisey and Pamela Butler O’Brien, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Stewart Information Services Corporation to be held on May 17, 2023, or at any postponement or adjournment thereof. Unless otherwise marked, this proxy will be voted FOR the election of the nominees named in Proposal 1, FOR the approval of the compensation of Stewart Information Services Corporation’s named executive officers and FOR the ratification of KPMG LLP as the Company’s independent auditors for 2023 in accordance with the discretion of the persons designated above, with respect to any other business that may properly come before the annual meeting. C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.

Your vote matters – here’s how to vote You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/STC or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2023 Annual Meeting Proxy Card - 401(k) Salary Deferral Plan IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2 – 3 and for 1. Election of Directors: 01 - Thomas G. Apel 02 - C. Allen Bradley, Jr. 03 - Robert L. Clarke 04 - William S. Corey, Jr.05 - Frederick H. Eppinger, Jr. 06 - Deborah J. Matz 07 - Matthew W. Morris 08 - Karen R. Pallotta 09 - Manuel Sánchez Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. 2. Approval of the compensation of Stewart Information Services Corporation’s named executive officers (Say-on-Pay). For Against Abstain 3. Ratification of the appointment of KPMG LLP as Stewart Information Services Corporation’s independent auditors for 2023. For Against Abstain Any other business that properly comes before the meeting. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

2023 Annual Meeting of Stewart Information Services Corporation Stockholders Wednesday, May 17, 2023, 8:30 a.m. CT The 2023 Annual Stockholders Meeting will be completely virtual. You may access the meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.meetnow.global/MZ4JL6S To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: http://www.envisionreports.com/STC and at www.meetnow.global/MZ4JL6S IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Stewart Information Services Corporation - 401(k) Salary Deferral Plan Notice of 2023 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 17, 2023 The undersigned, as a named fiduciary for voting purposes, hereby directs Charles Schwab Trust Bank, as Trustee for the Company’s 401(k) Salary Deferral Plan, to vote all shares of common stock of Stewart Information Services Corporation allocated to my account as of March 20, 2023, as directed. As noted in the Company’s Proxy Statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Nominating and Corporate Governance Committee. I understand that I am to mail this confidential voting instruction card to Computershare acting as tabulation agent or vote by Internet or telephone as described on proxy, and that my instructions must be received by Computershare no later than 11:59 p.m. Eastern Time May 12, 2023. If my instructions are not received by that date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares in my account will be voted in accordance with the terms of the Plan document. The Trustee will vote any common stock with respect to which it does not receive timely directions so that the proportion of such stock voted in any particular manner on any matter is the same as the proportion of the stock with respect to which the Trustee has received timely directions which is so voted. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below